SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.__)

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under § 240.14a-12

Immunome, Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

April 26, 2024

Dear Stockholder:

We are pleased to invite you to attend Immunome, Inc.’s 2024 Annual Meeting of Stockholders which will be held at 8:30 a.m. Pacific Time, on Wednesday, June 12, 2024. The annual meeting will be held entirely online via a live audio webcast. We believe that hosting the Annual Meeting virtually will enable greater stockholder attendance and participation and improves our ability to communicate more effectively with our stockholders. The Annual Meeting can be accessed via the Internet at: www.virtualshareholdermeeting.com/IMNM2024.

Details regarding the business to be conducted at the Annual Meeting are more fully described in the accompanying Notice of 2024 Annual Meeting of Stockholders and 2024 Annual Meeting Proxy Statement. Other than the proposals described in the Proxy Statement, the Board is not aware of any other matters to be presented for a vote at the Annual Meeting. Under U.S. Securities and Exchange Commission rules that allow companies to furnish proxy materials over the Internet, we have elected to deliver our proxy materials to the majority of our stockholders over the Internet. This delivery process allows us to provide stockholders with the information they need, while at the same time conserving natural resources and lowering the cost of delivery.

Your vote is important. Whether or not you plan to attend virtually the Annual Meeting, we hope you will vote as soon as possible. Information about voting methods is set forth in the accompanying Notice and Proxy Statement.

If you have any questions with respect to voting, please call our Corporate Secretary at 610-321-3700.

Sincerely,

/s/ Clay B. Siegall, Ph.D.
Clay B. Siegall, Ph.D.
Chairman of the Board, President and Chief Executive Officer

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18702 N. Creek Parkway, Suite 100
Bothell, Washington 98011

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 12, 2024

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of Immunome, Inc., a Delaware corporation (the “Company”).  The Annual Meeting will be held on Wednesday, June 12, 2024 at 8:30 a.m. Pacific Time.  The Annual Meeting will be a virtual meeting of stockholders, which will be conducted only via a live audio webcast.  You will be able to attend the Annual Meeting, submit your questions and vote online during the meeting by visiting www.virtualshareholdermeeting.com/IMNM2024.  The meeting will be held for the following purposes:

1.
To elect the two nominees named in this Proxy Statement to serve as Class I directors, to hold office until the 2027 Annual Meeting of Stockholders and such time as their successors are duly elected and qualified, or until their earlier death, resignation or removal.

2.	To ratify the appointment by the Audit Committee of the Board of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024.

3.	To conduct any other business properly brought before the meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

The Annual Meeting will be held virtually through a live audio webcast.  Stockholders of record at the close of business on April 25, 2024 and their proxy holders will be able to attend the Annual Meeting, submit questions and vote during the live audio webcast by visiting www.virtualshareholdermeeting.com/IMNM2024 and entering the 16-digit Control Number included in your Notice of Internet Availability or in the instructions that you received via email.  Please refer to the additional logistical details and recommendations in the accompanying proxy statement.  You may log-in beginning at 8:15 a.m. Pacific Time, on June 12, 2024.

Only stockholders of record at the close of business on April 25, 2024 and their proxy holders may vote at the meeting or any adjournment thereof.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders’ Meeting to Be Held
on Wednesday, June 12, 2024 at 8:30 a.m. Pacific Time at
www.virtualshareholdermeeting.com/IMNM2024.

The proxy statement and annual report to stockholders are available at
www.investors.immunome.com/financials/sec-filings/.

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By Order of the Board of Directors

/s/ Clay B. Siegall, Ph.D.
Clay B. Siegall, Ph.D.
Chairman of the Board, President and Chief Executive Officer
Bothell, WA
April 26, 2024

You are cordially invited to attend the meeting online.  Whether or not you expect to attend the meeting, please vote over the telephone or the Internet as instructed in these materials, or, if you receive a paper proxy card by mail, by completing and returning the proxy card mailed to you, as promptly as possible in order to ensure your representation at the meeting.  Even if you have voted by proxy, you may still vote online if you attend the meeting.

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IMMUNOME, INC.
18702 N. Creek Parkway, Suite 100
Bothell, WA 98011

PROXY STATEMENT
FOR THE 2024 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 12, 2024

MEETING AGENDA

Proposals	Voting Standard	Board Recommendation
Election of director nominees named in this Proxy Statement	Plurality of the votes cast	FOR each of the Board’s nominees for director
Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024	Majority of the votes cast	FOR

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-i-

-ii-

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why did I receive a notice regarding the availability of proxy materials on the Internet?

Pursuant to rules adopted by the U.S. Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the Internet.  Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials (the “Notice”) because the Board of Directors (the “Board”) of Immunome, Inc. (sometimes referred to as the “Company” or “Immunome”) is soliciting your proxy to vote at the 2024 Annual Meeting of Stockholders (the “Annual Meeting”), including at any adjournments or postponements of the meeting.  All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials.  Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice.

We intend to first mail the Notice and make this proxy statement and the form of proxy available to stockholders on or about April 26, 2024.

Will I receive any other proxy materials by mail?

We may send you a proxy card, along with a second Notice, on or after May 10, 2024.

How do I attend the Annual Meeting?

This year’s Annual Meeting will be a virtual meeting, which will be conducted entirely online via audio webcast to allow greater participation.  You may attend, vote and ask questions at the Annual Meeting by following the instructions provided on the Notice or proxy card to log in to www.virtualshareholdermeeting.com/IMNM2024.  If you are a stockholder of record, you will be asked to provide the 16-digit Control Number from your Notice or proxy card.  If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, follow the instructions from your broker or bank.

The audio webcast of the Annual Meeting will begin at 8:30 a.m. Pacific Time.  We encourage you to access the meeting prior to the start time.  Online check-in will begin at 8:15 a.m. Pacific Time, and you should allow reasonable time for the check-in procedures.

You are entitled to attend the Annual Meeting if you were a stockholder as of the close of business on April 25, 2024, the record date, or hold a valid proxy for the meeting.  To be admitted to the Annual Meeting, you will need to visit www.virtualshareholdermeeting.com/IMNM2024 and enter the 16-digit Control Number found next to the label “Control Number” on your Notice or proxy card, or in the email sending you the Proxy Statement.  If you are a beneficial stockholder, you should contact the bank, broker or other institution where you hold your account well in advance of the meeting if you have questions about obtaining your Control Number/proxy to vote.

Whether or not you participate in the Annual Meeting, it is important that you vote your shares.

What if I cannot find my Control Number?

If you do not have your Control Number and you are a registered stockholder, you will be able to login as a guest.  To join the meeting audio webcast visit www.virtualshareholdermeeting.com/IMNM2024 and register as a guest.  If you login as a guest, you will not be able to vote your shares or ask questions during the meeting.

If you are a beneficial owner (that is, you hold your shares in an account at a bank, broker or other holder of record), you will need to contact that bank, broker or other holder of record to obtain your Control Number prior to the Annual Meeting.

Where can we get technical assistance if we are having trouble accessing the meeting or during the meeting?

If you have difficulty accessing the meeting or during the meeting, please refer to the technical support telephone number posted on the virtual meeting website login page, where technicians will be available to help you.

For the Annual Meeting, how do we ask questions of management and the Board?

Our live audio webcast Annual Meeting has been designed to allow stockholders to submit questions up to 15 minutes before and during the Annual Meeting by logging into the webcast using your 16-digit Control Number.  Questions that are not relevant to the proposals to be voted on at the Annual Meeting will not be responded to.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on April 25, 2024 will be entitled to vote at the Annual Meeting.

Stockholder of Record: Shares Registered in Your Name

If on April 25, 2024, your shares were registered directly in your name with Immunome’s transfer agent, Equiniti Trust Company, LLC (f/k/a American Stock Transfer & Trust Company), then you are a stockholder of record.  As a stockholder of record, you may vote online at the meeting or vote by proxy.  Whether or not you plan to attend the meeting, we urge you to fill out and return your vote by proxy over the telephone, vote by proxy through the Internet or vote by proxy using a proxy card that you may request or that we may elect to deliver at a later time to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on April 25, 2024, your shares were not held in your name, but rather were held in an account at a brokerage firm, bank or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice should be forwarded to you by that organization.  The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting.  As a beneficial owner, you have the right to direct your broker, bank or other agent regarding how to vote the shares in your account.  You must follow the instructions provided by your brokerage firm, bank, or other similar organization for it to vote your shares per your instructions.  Alternatively, many brokers and banks provide the means to grant proxies or otherwise instruct them to vote your shares by telephone and via the Internet, including by providing you with a 16-digit Control Number via email or on your Notice or your voting instruction form.  If your shares are held in an account with a broker, bank or other stockholder of record providing such a service, you may instruct them to vote your shares by telephone (by calling the number provided in the proxy materials) or over the Internet as instructed by your broker, bank or other stockholder of record.  If you did not receive a 16-digit Control Number via email or on your Notice or voting instruction form, and you wish to vote prior to or at the virtual Annual Meeting, you must follow the instructions from your broker, bank or other stockholder of record, including any requirement to obtain a valid legal proxy.  Many brokers, banks and other stockholders of record allow a beneficial owner to obtain a valid legal proxy either online or by mail, and we recommend that you contact your broker, bank or other stockholder of record to do so.

What am I voting on?

There are two matters scheduled for a vote:

•
To elect the two nominees for director named in this Proxy Statement to serve until the 2027 Annual Meeting of Stockholders and their successors are duly elected and qualified, or until their earlier death, resignation or removal. (Proposal 1); and

•
To ratify the appointment by the Audit Committee of the Board (the “Audit Committee”) of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024.  (Proposal 2).

What if another matter is properly brought before the meeting?

The Board does not know of any other matters to be brought before the meeting.  If other matters are presented, the proxy holders have discretionary authority to vote all proxies in accordance with their best judgment. Discretionary authority for them to do so is provided for in the proxy card.

How do I vote?

For Proposal 1, you may either vote “For” all the nominees to the Board or you may “Withhold” your vote for any nominee to the Board that you specify. For Proposal 2, you may vote “For” or “Against” or abstain from voting.

The procedures for voting are fairly simple:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote at the Annual Meeting or you may vote by proxy over the telephone, through the Internet or using a proxy card that you may request or that we may elect to deliver at a later time.  Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted.  You may still attend the Annual Meeting and vote at the Annual Meeting even if you have already voted by proxy.  This is only required if you want to change your original vote, since votes will not be double counted.

By Internet	By Telephone	By Mail	During the Meeting
You may vote your shares from any location in the world at www.proxyvote.com (you will need the Control Number printed on your Notice or proxy card)	You may vote your shares by calling 800-690-6903 and following the instructions on your proxy card.	If you received a proxy card by mail, you may vote by completing, dating and signing the proxy card and promptly mailing it in the postage-paid envelope provided.	To vote at the meeting, visit www.virtualshareholdermeeting.com/IMNM2024 (you will need the Control Number printed on your Notice or proxy card)

Internet and telephone voting facilities for stockholders of record will be available 24 hours a day and will close at 8:59 p.m. Pacific Time on June 11, 2024.

If you are a stockholder of record and do not vote by completing your proxy card, by telephone, through the internet or online at the Annual Meeting, your shares will not be voted.

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the election of both nominees for director, and “For” the ratification of the appointment by the Audit Committee of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024.  If any other matter is properly presented at the meeting, your proxy holder (one of the individuals named on your proxy card) will vote your shares using that individual’s best judgment.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a Notice containing voting instructions from that organization rather than from the Company.  You must follow these instructions for your bank, broker or other stockholder of record to vote your shares per your instructions.  Alternatively, many brokers and banks provide the means to grant proxies or otherwise instruct them to vote your shares by telephone and via the Internet, including by providing you with a 16-digit Control Number via email or on your Notice or your voting instruction form.  If your shares are held in an account with a broker, bank or other stockholder of record providing such a service, you may instruct them to vote your shares by telephone (by calling the number provided in the proxy materials) or over the Internet as instructed by that organization.  If you did not receive a 16-digit Control Number via email or on your Notice or voting instruction form, and you wish to vote prior to or at the virtual Annual Meeting, you must follow the instructions from your broker, bank or other stockholder of record, including any requirement to obtain your 16-digit Control Number.  Many brokers, banks and other stockholders of record allow a beneficial owner to obtain their 16-digit Control Number either online or by mail, and we recommend that you contact your broker, bank or other stockholder of record to do so.

Internet proxy voting will be provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions.  However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

How many votes do I have?

Each share of common stock you owned as of April 25, 2024 is entitled to one vote.

If I am a stockholder of record and I do not vote, or if I return a proxy card or otherwise vote without giving specific voting instructions, what happens?

If you are a stockholder of record and do not vote by completing your proxy card, by telephone, through the internet or online at the Annual Meeting, your shares will not be voted.

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the election of both nominees for director, and “For” the ratification of the appointment by the Audit Committee of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024.  If any other matter is properly presented at the meeting, your proxy holder (one of the individuals named on your proxy card) will vote your shares using that individual’s best judgment.

If I am a beneficial owner of shares held in street name and I do not provide my broker or bank with voting instructions, what happens?

If you are a beneficial owner of shares held in street name and you do not instruct your broker, bank or other agent how to vote your shares, your broker, bank or other agent may still be able to vote your shares in its discretion.  Brokers, banks and other securities intermediaries may use their discretion to vote your “uninstructed” shares with respect to matters considered to be “routine,” but not with respect to “non-routine” matters.  In this regard, Proposal 1 is considered to be “non-routine,” meaning that your broker may not vote your shares on that proposal in the absence of your voting instructions.  Proposal 2 is considered to be a “routine” matter, meaning that if you do not return voting instructions to your broker by its deadline, your shares may be voted by your broker in its discretion on Proposal 2.

If you are a beneficial owner of shares held in street name, and you do not plan to attend the Annual Meeting, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.

What are “broker non-votes”?

As discussed above, when a beneficial owner of shares held in street name does not give voting instructions to their broker, bank or other securities intermediary holding their shares as to how to vote on matters deemed to be “non-routine,” the broker, bank or other such agent cannot vote the shares.  When there is at least one “routine” matter that the broker, bank or other securities intermediary votes on, the shares that are un-voted on “non-routine” matters are counted as “broker non-votes.” Proposal 2 is a “routine” matter and we therefore expect brokers, banks or other securities intermediaries to vote on that proposal. Proposal 1 is considered to be “non-routine” and we therefore expect broker non-votes to exist in connection with that proposal.

As a reminder, if you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.

Who is paying for this proxy solicitation?

The Company will pay for the entire cost of soliciting proxies.  In addition to these proxy materials, our directors and employees may also solicit proxies in person, by email, by telephone or by other means of communication.  Directors and employees will not be paid any additional compensation for soliciting proxies.  We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one Notice?

If you receive more than one Notice, your shares may be registered in more than one name or in different accounts.  Please follow the voting instructions on each of the Notices to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Stockholder of Record: Shares Registered in Your Name

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•	You may submit another properly completed proxy card with a later date.

•	You may grant a subsequent proxy by telephone or through the internet.

•
You may send a timely written notice that you are revoking your proxy to the Company’s Chief Legal Officer at 665 Stockton Drive, Suite 300, Exton, Pennsylvania 19341, Attn: Chief Legal Officer.  The notice will be considered timely if it is received at the indicated address by the close of business on the business day one week preceding the date of the Annual Meeting.

•
You may attend the Annual Meeting via the live audio webcast and vote electronically. Simply attending the Annual Meeting via the live audio webcast without voting will not, by itself, revoke your proxy.

Your most current proxy card or telephone or internet proxy is the one that is counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If your shares are held by your broker, bank or other agent, you should follow the instructions provided by your broker, bank or other agent.

What vote is required for adoption or approval of each proposal and how will votes be counted?

Proposal Number	Proposal Description	Vote Required for Approval	Voting Options	Effect of Abstentions	Effect of Broker Non-Votes	Board Recommendation
1	Election of Directors named in this Proxy Statement	Plurality of the votes cast	FOR or WITHHOLD	No Effect	No Effect	FOR each of the Board’s nominees for director
2	Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024	Majority of the votes cast	FOR, AGAINST or ABSTAIN	No Effect	No Effect	FOR

Who will count the vote?

Representatives of Broadridge Investor Communication Solutions, Inc. will tabulate the votes and act as inspectors of election.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting.  A quorum will be present if stockholders holding at least a majority of the voting power of the outstanding shares entitled to vote at the Annual Meeting are present in person or represented by proxy.  On the record date, April 25, 2024, there were 59,943,368 shares of common stock outstanding and entitled to vote.

Abstentions and broker non-votes will be counted towards the quorum requirement.  If there is no quorum, either the chairperson of the Annual Meeting or the holders of a majority of the voting power of the shares present at the Annual Meeting or represented by proxy and entitled to vote may adjourn the Annual Meeting to another date.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting.  In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting.  If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

PROPOSAL 1: ELECTION OF DIRECTORS

Under our Amended and Restated Certificate of Incorporation, as amended, and Amended and Restated Bylaws (the “Bylaws”), the Board is divided into three classes, Class I, Class II and Class III, with only one class of directors being elected in each year and each class serving a three-year term.  Each Class I director has a term that expires at this Annual Meeting, each Class II director has a term that expires at the Company’s 2025 annual meeting of stockholders and each Class III director has a term that expires at the Company’s 2026 annual meeting of stockholders, or in each case until their respective successors are duly elected and qualified, or until their earlier death, resignation, or removal.

The Board currently consists of seven members. On June 29, 2023, the Company entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) with Morphimmune Inc. (“Morphimmune”), and Ibiza Merger Sub, Inc. (“Merger Sub”), pursuant to which Morphimmune merged with and into Merger Sub and became a wholly owned subsidiary of the Company (the “Merger”). The Merger was consummated on October 2, 2023 (the “Closing”). Pursuant to the terms of the Merger Agreement, upon the Closing, each of  Clay B. Siegall, Ph.D. and Isaac Barchas were appointed to the Board as designees of Morphimmune, and Philip Wagenheim remained on the Board as a designee of Immunome, with the remaining directors to be mutually agreed upon.

In connection with the Merger Agreement, the Company entered into subscription agreements (each, a “Subscription Agreement”) with certain investors (the “PIPE Investors”) pursuant to which, immediately following the consummation of the Merger, the PIPE Investors purchased, and Immunome issued and sold to the PIPE Investors, an aggregate of 21,690,871 shares of Immunome common stock for an aggregate purchase price of approximately $125.0 million (the “PIPE Financing”). In connection with execution of a Subscription Agreement, Immunome agreed, subject to the closing of the PIPE Financing, to provide Enavate Sciences, LP (“Enavate”) with the right to designate a nominee for election to Board until the earlier to occur of (i) a Change of Control (as defined in the Enavate agreement), (ii) Enavate holds less than 6.0% of Immunome's outstanding capital stock and (iii) June 29, 2030. At the closing of the PIPE Financing, the Board appointed James Boylan to the Board as the Enavate designee.

The Board subsequently appointed Jean-Jacques Bienaimé, Carol Schafer and Sandra Swain, M.D. to the Board in November 2023, January 2024, and April 2024, respectively, to fill vacancies and expand the knowledge and expertise of the Board. The appointment of Mr. Bienaimé, Ms. Schafer and Dr. Swain were each unanimously approved by the Board at the recommendation of the Nominating and Corporate Governance Committee of the Board (the “Nominating Committee”).

There are two directors in Class I whose term of office expires at the Annual Meeting, Dr. Siegall and Ms. Schafer, each of whom has been recommended for nomination to the Board by the Nominating Committee and nominated for election by the Board. Proxies may not be voted for a greater number of persons than the number of nominees named in this Proxy Statement.

Directors are elected by a plurality of the votes of the holders of shares present virtually or represented by proxy and entitled to vote on the election of directors at the Annual Meeting. Accordingly, the two nominees receiving the most “For” votes (among votes properly cast at the Annual Meeting or by proxy) will be elected. If no contrary indication is made, shares represented by executed or authenticated proxies will be voted “For” the election of the two nominees named above or, if any nominee becomes unavailable for election as a result of an unexpected occurrence, “For” the election of a substitute nominee designated by the Board. We have no reason to believe that either of the nominees will be unavailable or, if elected, will decline to serve.

Nominees for Election to the Board of Directors

The Board of Directors

The biographies of each of our nominees for election to the Board as Class I directors, and all other directors are set forth below, including the offices held, other business directorships and the class and term of each director nominee and other director. Each of the biographies highlights specific experience, qualifications, attributes, and skills that led us to conclude that such person should serve as a director.  We believe that, as a whole, our Board possesses the requisite skills and characteristics, leadership traits, work ethic, and independence to provide effective oversight.  No director or executive officer is related by blood, marriage, or adoption to any other director or executive officer. No arrangements or understandings exist between any director and any other person pursuant to which such person was selected as a director or nominee.

The Nominating Committee seeks to assemble a board of directors that, as a whole, possesses the appropriate balance of professional and industry knowledge, financial expertise, and high-level management experience necessary to oversee and direct the Company’s business. The Nominating Committee and the Board also seek to attain diversity and balance of race, ethnicity, age, gender, self-identified diversity characteristics, sexual orientation, geography, thought, knowledge, experience, capability, skills, viewpoints, and backgrounds among directors. To this end, the Nominating Committee has identified and evaluated nominees in the broader context of the Board’s overall composition, with the goal of recruiting members who complement and strengthen the skills of other members through diversity and who also exhibit integrity, collegiality, sound business judgment, and other qualities that the Nominating Committee views as critical to effective functioning of the Board. The brief biographies below include information, as of the date of this Proxy Statement, regarding the specific and particular experience, qualifications, attributes and skills of each nominee for director that led the Nominating Committee to recommend that person as a nominee. However, each member of the Nominating Committee may have a variety of reasons why he or she believes a particular person would be an appropriate nominee for the Board, and these views may differ from the views of other members.

Class I Director Nominees for Election at the Annual Meeting

Director Biographies

CLAY B. SIEGALL, PH.D. President, Chief Executive Officer and Chairman	Director Since: 2023 Age: 63	Committee Memberships: None
Clay B. Siegall¸ Ph.D. has served as our President, Chief Executive Officer and Chairman of the Board since October 2023. He previously served as President and Chief Executive Officer of Morphimmune, Inc. from January 2023 to October 2023, prior to its merger with Immunome. From November 2002 to May 2022, Dr. Siegall served as the Chief Executive Officer of Seagen, Inc. (acquired by Pfizer Inc. in December 2023), which he co-founded in July 1997. Dr. Siegall also served as a director of Seagen from December 1997 to May 2022, as its President from June 2000 to May 2022 and as Chairman of its board of directors from March 2004 to May 2022. Prior to co-founding Seagen, Dr. Siegall was with the Bristol-Myers Squibb Pharmaceutical Research Institute from 1991 to 1997, most recently as a Principal Scientist. From 1988 to 1991, Dr. Siegall was a Staff Fellow/Biotechnology Fellow at the National Cancer Institute, National Institutes of Health. Dr. Siegall has served as chairman of the board of directors of Tourmaline Bio, Inc. (Nasdaq: TRML) since December 2023, and as a member of the board of directors of Shattuck Labs, Inc. (Nasdaq STTK), since March 2024. Dr. Siegall also previously served as a director of Nurix Therapeutics, Inc. (Nasdaq: NRIX), Alder BioPharmaceuticals, Inc. (Nasdaq: ALD) (acquired by H. Lundbeck A/S in 2019), Mirna Therapeutics, Inc. and Ultragenyx Pharmaceutical Inc. (Nasdaq: RARE). He also previously served as chairman of the board of Umoja Biopharma, Inc. Dr. Siegall received a Ph.D. in Genetics from George Washington University and a B.S. in Zoology from the University of Maryland.

The Nominating Committee and the Board believe that Dr. Siegall is qualified to serve on the Board due to his breadth of experience in drug development and commercialization, operating and leadership skills for biopharmaceutical companies, scientific understanding and corporate vision as well as his experience serving on boards of directors of other publicly-traded biopharmaceutical companies.

CAROL A. SCHAFER	Director Since: 2024 Age: 60	Committee Memberships: Audit (Chair), Nominating and Corporate Governance
Carol Schafer has served as a member of the Board since January 2024. Ms. Schafer previously worked at Wells Fargo Securities from 2007 to 2018, most recently as Vice Chair, Equity Capital Markets. Prior to that, Ms. Schafer served as Vice President of Finance and Business Development at Lexicon Pharmaceuticals, Inc. from 2003 to 2007. Earlier, she held positions of increasing responsibility at J.P. Morgan, most recently serving as Managing Director of Equity Capital Markets. Ms. Schafer has served on the boards of directors of Kura Oncology, a biopharmaceutical company (Nasdaq: KURA), since June 2021, Insmed Incorporated, a biopharmaceutical company (Nasdaq: INSM), since April 2020, and Repare Therapeutics Inc., an oncology company (Nasdaq: RPTX), since March 2019, and previously served on the boards of directors of Idera Pharmaceuticals, Inc., a biopharmaceutical company, from December 2018 to September 2022, and Five Prime Therapeutics, Inc., an oncology company, from May 2019 until its acquisition by Amgen in April 2021. Ms. Schafer received an M.B.A from New York University’s Stern School of Business and a B.A. in mathematics and computer science from Boston College.

The Nominating Committee and the Board believe that Ms. Schafer is qualified to serve on the Board due to her extensive experience in financial services and capital markets, including capital raising and investor relations in the pharmaceutical industry, her finance and accounting background, and her experience serving on boards of directors of other publicly-traded biopharmaceutical companies.

Class II Directors Continuing in Office Until Our 2025 Annual Meeting

ISAAC BARCHAS, J.D.	Director Since: 2023 Age: 56	Committee Memberships: Compensation, Nominating and Corporate Governance (Chair)
Isaac Barchas, J.D. has served as the lead independent director of the Board since October 2023. Mr. Barchas has served as a member of the board of directors of Research Bridge Partners, a biotechnology accelerator, since January 2017, and previously served as its President and Chief Executive Officer from January 2017 until January 2024. Mr. Barchas also previously served as Director of the Austin Technology Incubator from 2006 to 2016. Additionally, Mr. Barchas worked at McKinsey & Company from 1996 to 2006. Mr. Barchas currently serves on the board of directors of Eradivir, Inc., a private biotechnology company focused on infectious diseases, and Tetricus Labs, a private technology company focused on AI-enabled psychiatric diagnostics. Mr. Barchas received his B.A. from Stanford University and his M.A. and J.D. from University of Chicago.

The Nominating Committee and the Board believe that Mr. Barchas is qualified to serve on the Board due to his extensive investment and business experience in the life science and biotechnology sectors.

JEAN-JACQUES BIENAIMÉ	Director Since: 2024 Age: 70	Committee Memberships: Audit, Compensation
Jean-Jacques Bienaimé has served as a member of the Board since November 2023. Mr. Bienaimé has served as a member of the board of directors of BioMarin Pharmaceutical lnc. (Nasdaq: BMRN), a biotechnology company focused on genetic discovery since May 2005, as its Chief Executive Officer from May 2005 until December 2023, and as its Chairman of the Board from June 2015 until December 2023. Mr. Bienaimé served as Chairman, Chief Executive Officer, and President of Genencor, a biotechnology company focused on industrial bioproducts and targeted cancer biotherapeutics, from November 2002 to April 2005. Prior to Genencor, Mr. Bienaimé served as Chairman, Chief Executive Officer and President of Sangstat Medical Corporation, an immunology-focused biotechnology company, from 1998 to late 2002, becoming President in 1998 and Chief Executive Officer in 1999. Mr. Bienaimé also held several senior management positions at Rhone-Poulenc Rorer Pharmaceuticals (now Sanofi-Aventis) from 1992 to 1998, culminating in the position of Senior Vice President of Worldwide Marketing and Business Development. Earlier in his career, Mr. Bienaimé worked at Genentech, Inc. where he was involved in the launch of a tissue plasminogen activator (t-PA) for the treatment of heart attacks. In addition to being a member of BioMarin’s board, Mr. Bienaimé also currently serves on the board of lncyte Corporation, a public biotechnology company, and he is a member of the boards of directors of Biotechnology Innovation Organization (BIO) and Pharmaceutical Research and Manufacturers of America (PhRMA), both industry trade associations. Mr. Bienaimé received an M.B.A. from the Wharton School at the University of Pennsylvania and a degree in economics from the Ecole Superieure de Commerce de Paris.

The Nominating Committee and the Board believe that Mr. Bienaimé is qualified to serve on the Board due to his extensive business experience in the life science and biotechnology sectors, including experience managing and serving on boards of public biotechnology companies.

Class III Directors Continuing in Office Until Our 2026 Annual Meeting

JAMES BOYLAN	Director Since: 2023 Age: 57	Committee Memberships: Compensation (Chair), Nominating and Corporate Governance
James Boylan has served as a member of the Board since October 2023. Mr. Boylan also serves as the Chief Executive Officer of Enavate Sciences, a portfolio company of Patient Square Capital that provides capital and strategic growth support to biotech and life sciences companies, since May 2022. Previously, Mr. Boylan served as President and Head of Investment Banking at SVB Leerink from May 2009 to April 2021. Mr. Boylan currently serves on the boards of Enavate Sciences, Compass Therapeutics, Inc. (NASDAQ: CMPX), a clinical stage biopharmaceutical company, Zenas BioPharma, a clinical stage biopharmaceutical company, and Camp4 Therapeutics, a pre-clinical stage biopharmaceutical company Mr. Boylan earned his B.S in Finance from Lehigh University and his M.B.A. from Columbia University.

The Nominating Committee and the Board believe Mr. Boylan is qualified to serve on the Board given his significant venture capital experience, public company board experience and extensive experience in the biotechnology industry.

PHILIP WAGENHEIM	Director Since: 2017 Age: 53	Committee Memberships: None
Philip Wagenheim has served as a member of the Board since December 2017. He previously served as our interim Chief Executive Officer from January 2017 to March 2017. Mr. Wagenheim has served as a Managing Member of Broadband Capital Partners, LLC since April 2016. He has also served as Vice Chairman of and held various leadership roles at Broadband Capital Management LLC and its affiliates since March 2000. In addition, Mr. Wagenheim served as Secretary, President and a member of the board of directors of Committed Capital Acquisition Corporation II from April 2014 to June 2017. Mr. Wagenheim received his B.B.A. from the University of Miami in 1992.

The Nominating Committee and the Board believe that Mr. Wagenheim is qualified to serve on the Board due to his extensive experience as a venture capital investor in the life science industry and financial expertise.

SANDRA SWAIN, M.D.	Director Since: 2024 Age: 70	Committee Memberships: Audit Committee
Sandra M. Swain, M.D. has served as a member of our Board of Directors since April 2024. Dr. Swain has served as Associate Dean for Research Development at Georgetown University Medical Center since July 2016, and as Professor of Medicine at Georgetown University Medical Center since June 2007. She has also served as Vice President of Genetic Medicine at MedStar Health, a not-for-profit healthcare system, since January 2018. Since 2007, Dr. Swain has served on the board of directors for the Conquer Cancer, the ASCO Foundation, including as treasurer of the Executive Committee from 2016 to 2019 and on the Joint Investment Committee from 2016 to 2018. Dr. Swain previously served on the board of directors of Seagen Inc. from November 2022 until its acquisition by Pfizer Inc. in December 2023. Dr. Swain holds a M.D. from the University of Florida and a B.A. in Chemistry from the University of North Carolina at Chapel Hill. Dr. Swain completed a residency in Internal Medicine at Vanderbilt University and a fellowship in Medical Oncology at the National Institutes of Health, National Cancer Institute.

The Nominating Committee and the Board believe that Dr. Swain is qualified to serve on the Board due to her extensive research and clinical trial experience, particularly in oncology, and her public company and non-profit board experience.

INFORMATION REGARDING THE BOARD AND CORPORATE GOVERNANCE

Criteria for Board Membership

The Board will determine the appropriate characteristics, skills and experience for the Board as a whole and for its individual members, and considers director nominee recommendations from the Nominating Committee. In selecting candidates and evaluating existing directors, the Board will consider the minimum general criteria set forth below, and may add additional criteria with respect to specific searches. An acceptable candidate may not fully satisfy all of the criteria, but is expected to satisfy nearly all of them. Our directors believe that director candidates should have certain minimum qualifications, including being able to read and understand basic financial statements and having the highest personal integrity and ethics.

In considering candidates recommended by the Nominating Committee, the Board intends to consider such factors as: (i) possessing relevant expertise upon which to be able to offer advice and guidance to management; (ii) having sufficient time to devote to the affairs of the Company; (iii) demonstrating excellence in their field; (iv) having the ability to exercise sound business judgment; (v) experience as a board member or executive officer of another publicly held company; (vi) having a diverse personal background, perspective and experience; and (vii) having the commitment to rigorously represent the long-term interests of the Company’s stockholders. The Board reviews candidates for director nomination in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of the Company’s stockholders. In conducting this assessment, the Board considers diversity, age, skills, and such other factors as it deems appropriate given the current needs of the Board and the Company to maintain a balance of knowledge, experience and capability. In the case of incumbent directors whose terms of office are set to expire, the Board reviews such directors’ overall service to the Company during their term, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair such directors’ independence. In the case of new director candidates, the Board also determines whether the nominee must be independent for purposes of satisfying applicable listing requirements.

Selection of Candidates

Process for Identifying and Evaluating Nominees for Director

The Nominating Committee will evaluate director nominees in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of stockholders. In conducting this assessment, our Nominating Committee will consider the Board membership criteria set forth above, as well as such other factors as it deems appropriate given the current needs of the Board and the Company to maintain a balance of knowledge, experience and capability. While the Company does not have a formal policy on Board diversity, our Nominating Committee considers the value of diversity on the Board in evaluating director nominees.

In the case of incumbent directors whose terms of office are set to expire, the Nominating Committee will review their overall service to the Company during their term, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair such directors’ independence.

The Nominating Committee will also determine whether the potential candidates satisfy the independence requirements of Nasdaq, which determination will be based upon applicable rules of the exchange, the applicable rules and regulations of the SEC and the advice of counsel, if necessary. In the case of new director candidates, the Nominating Committee will use its network of contacts to find a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. Our Nominating Committee will conduct any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board.

The Nominating Committee will periodically meet to discuss and consider potential new candidates. After conducting the required diligence, if the Nominating Committee so determines by majority vote, it will select a nominee for recommendation to the Board.

Stockholder Recommendations of Director Nominees

The Nominating Committee will evaluate director candidates recommended by stockholders in the same manner in which the Nominating Committee evaluates any other director candidate.

Any recommendation submitted to the Company should be in writing and should include any supporting material the stockholder considers appropriate in support of that recommendation but must include information that would be required under the “advance notice” provisions of the Company’s Bylaws and rules of the SEC to be included in a proxy statement soliciting proxies for the election of such candidate.  Stockholders wishing to propose a candidate for consideration may do so by submitting the above information to the attention of the Company’s Chief Legal Officer, c/o Immunome, Inc., 665 Stockton Drive, Suite 300, Exton, Pennsylvania 19341. Any such director nominations will be presented to the Board for its consideration. Stockholders must also satisfy the notification, timeliness, consent, and information requirements set forth in our Bylaws.

Board Diversity

While we do not have a formal diversity policy in place, the Nominating Committee considers the diversity of the Board overall with respect to age, disability, gender identity or expression, ethnicity, military veteran status, national origin, race, religion, sexual orientation, and other backgrounds and experiences. The Board monitors the mix of skills and experience of its directors to help ensure it has the necessary tools to perform its oversight function effectively.  The Board fully appreciates the value of a diversity of viewpoints, backgrounds and experiences as important to the selection of directors to enhance the Board’s cognitive diversity and quality of dialogue in the Boardroom.

Below is our Nasdaq Board Diversity Matrix as of April 26, 2024. Last year’s Board Diversity Matrix is available in our 2023 proxy statement filed with the SEC on April 20, 2023. Our Board Diversity Matrix sets forth certain self-identified personal demographic characteristics of our directors.

Board Diversity Matrix

(As of April 26, 2024)

Board Diversity Matrix
Total Number of Directors	7
	Female	Male	Non- Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	2	5	0	0
Part II: Demographic Background
African American or Black	0	0	0	0
Alaskan Native or Native American	0	0	0	0
Asian	0	0	0	0
Hispanic or Latinx	0	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	2	5	0	0
Two or More Races or Ethnicities	0	0	0	0
LGBTQ+	0
Did Not Disclose Demographic Background	0

Director Independence and Independence Determinations

Our Corporate Governance Guidelines provide that the Board will consist of a majority of independent directors in accordance with applicable Nasdaq listing standards.  Our Corporate Governance Guidelines define an “independent” director consistent with the Nasdaq definition of independence.  Under our Corporate Governance Guidelines and Nasdaq listing standards, a director is not independent unless the Board affirmatively determines that such director does not have a direct or indirect material relationship with the Company or any of its subsidiaries.  Members of the Audit Committee and the Compensation Committee of the Board (the “Compensation Committee”) are subject to the additional independence requirements of applicable SEC rules and Nasdaq listing standards.

The Nominating Committee undertook its annual review of director independence and made a recommendation to the Board regarding director independence.  As a result of this review, the Board affirmatively determined that, with the exception of Clay B. Siegall, Ph.D. and Philip Wagenheim, each of Isaac Barchas, Jean-Jacques Bienaimé, James Boylan, Carol Schafer and Sandra Swain, M.D.  are “independent” in accordance with Nasdaq listing standards applicable to boards of directors in general. In addition, the Board has affirmatively determined that Dr. Swain, Ms. Schafer and Messrs. Barchas and Bienaimé are “independent” in accordance with the Nasdaq listing standards and SEC rules applicable to boards of directors in general and audit committee members in particular, and that that Messrs. Boylan, Barchas and Bienaimé are “independent” in accordance with the Nasdaq listing standards and SEC rules applicable to boards of directors in general and compensation committee members in particular. In making these determinations, the Board found that none of the independent directors had a material or other disqualifying relationship with the Company.

Board Leadership Structure

The Board maintains the flexibility to determine whether the roles of Chairman of the Board (“Chair”) and Chief Executive Officer (“CEO”) should be combined or separated, based on what it believes is in the best interests of the Company at a given point in time. The Board believes that this flexibility is in the best interest of the Company and that a one-size-fits-all approach to corporate governance, with a mandated independent Chair, would not result in better governance or oversight.

At this time, the Board believes that our current CEO, Clay B. Siegall, Ph.D., is best situated to serve as Chair.  Dr. Siegall is highly knowledgeable and has longstanding experience with respect to our business, operations and industry and ongoing executive responsibility for the Company. Dr. Siegall is well positioned to identify strategic priorities and to lead the Board’s consideration and analysis of such priorities.  In addition, Dr. Siegall offers a robust understanding of the risks facing the Company and how to address those risks.  In the Board’s view, these qualifications enable the Board to better understand the Company and work with management to enhance stockholder value. In addition, the Board believes that this structure enables it to better fulfill its risk oversight responsibilities and enhances the ability of the CEO to effectively communicate the Board’s view to management.

The Board appointed Mr. Barchas as the lead independent director in 2023 to help reinforce the independence of the Board as a whole.  The position of lead independent director has been structured to serve as an effective balance to a combined CEO/Chair: the lead independent director is empowered to, among other duties and responsibilities, preside over Board meetings in the absence of the Chair, act as liaison between the Chair and the independent directors, preside over meetings of the independent directors, and consult with the Chair in planning and setting schedules and agendas for Board meetings to be held during the year.  As a result, we believe that the lead independent director helps to ensure the effective independent functioning of the Board in its oversight responsibilities.  In addition, we believe that the lead independent director is better positioned to build a consensus among directors and to serve as a conduit between the other independent directors and the Chair, for example, by facilitating the inclusion on meeting agendas of matters of concern to the independent directors.  In light of Dr. Siegall’s strategic knowledge and leadership, and because the Board’s lead independent director is empowered to play a significant role in the Board’s leadership and in reinforcing the independence of the Board, we believe that it is advantageous to the Company and its stockholders to combine the positions of CEO and Chair.

Board’s Role in Risk Oversight

One of the key functions of the Board is to oversee our risk management process. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various standing committees of the Board that address the risks inherent in their respective areas of oversight. In particular, the Board is responsible for monitoring and assessing strategic risk exposure and the Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. In addition, the Board meets with certain members of our executive team, including the heads of our business, compliance and regulatory functions, who discuss the risks and exposures involved in their respective areas of responsibility as well as any developments that could impact our risk profile or other aspects of our business.

While senior management has primary responsibility for managing risk, the Board has responsibility for risk oversight with specific risk areas delegated to relevant Board committees who report on their deliberations to the full Board. The specific risk areas of focus for the Board and each of its committees are summarized below:

•
The Audit Committee oversees (i) the Company’s guidelines and policies with respect to financial risk management and financial risk assessment, including the Company’s major financial risk exposures and the steps taken by management to monitor and control these exposures and (ii) management risks relating to data privacy, technology and information security, including cyber security and backup of information systems, and the steps the Company has taken to monitor and control such exposures.

•
The Compensation Committee is responsible for overseeing the management of risks relating to our executive compensation policies, plans and arrangements and the extent to which those policies or practices increase or decrease risk for the Company.

•
The Nominating Committee manages risks associated with the independence of the Board, potential conflicts of interest that could impact independence, management succession and the effectiveness of the Board.

Board and Committee Meetings and Attendance

Our Corporate Governance Guidelines provide that all directors are expected to prepare for, attend and participate in all meetings of the Board and committees on which they serve.  During 2023, the Board held 14 meetings, the Audit Committee held five meetings, the Compensation Committee held five meetings, and the Nominating Committee held four meetings. The Board and each committee also acted by written consent on various matters throughout the year. No member of the Board attended fewer than 75% of the aggregate of the total number of meetings of the Board (held during the period for which he or she was a director) and the total number of meetings held by all committees of the Board on which such director served (held during the period that such director served).

Although we do not have a formal policy regarding attendance by Board members at annual meetings of stockholders, we encourage our directors to attend such meetings. All current directors who served at the time of our 2023 annual meeting of stockholders attended that meeting.

Board Committees

The Board has established three standing committees—the Audit Committee, the Compensation Committee, and the Nominating Committee—each of which operates under a charter that has been approved by the Board. Current copies of the Audit Committee, Compensation Committee, and Nominating Committee charters are posted on the “Governance Documents” section of our website located at www.immunome.com.

AUDIT COMMITTEE

The Audit Committee assists the Board by providing oversight of our financial management, independent auditor and financial reporting procedures, as well as such other matters as directed by the Board or the Audit Committee charter. Among other things, the Audit Committee’s responsibilities include:

•	selecting a firm to serve as the independent registered public accounting firm to audit our consolidated financial statements;

•	helping to ensure the independence and performance of the independent registered public accounting firm;

•	discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and that firm, our interim and year-end operating results;

•	establishing procedures for employees to anonymously submit concerns about questionable accounting or audit matters;

•	considering the adequacy of our internal controls and internal audit function;

•	monitoring compliance with the code of business and conduct and ethics for financial management;

•	reviewing material related party transactions or those that require disclosure; and

•	approving or, as permitted, pre-approving all audit and non-audit services to be performed by the independent registered public accounting firm.

The members of the Audit Committee are Ms. Schafer (Chair), Dr. Swain and Mr. Bienaimé. Until the Closing, Richard Baron, Michael Lefenfeld and John LaMattina, Ph.D. served as members of the Audit Committee in 2023, with Mr. Baron serving as chair. Additionally, following the Closing, Dr. Prendergast served on the Audit Committee until November 2023. Dr. Prendergast’s seat was filled by Mr. Bienaimé.  Mr. Boylan also served on the Audit Committee from the Closing until Ms. Schafer was appointed to the Audit Committee in January 2024. Following the Closing until the appointment of Ms. Schafer, Mr. Barchas served as chair of the Audit Committee. Thereafter, Mr. Barchas continued to serve on the Audit Committee until Dr. Swain was appointed to the Audit Committee in April 2024. All members of the Audit Committee are “independent” in accordance with the Nasdaq listing standards and SEC rules applicable to boards of directors in general and audit committee members in particular. The Board has determined that Ms. Schafer qualifies as an “audit committee financial expert” as defined by the applicable SEC rules and that each member of the Audit Committee is “financially sophisticated” within the meaning of the Nasdaq listing standards.

Report of the Audit Committee

The Audit Committee consists solely of independent directors, as required by and in compliance with SEC rules and regulations and the Nasdaq listing standards. The Audit Committee operates pursuant to a written charter adopted by the Board.

The Audit Committee is responsible for assisting the Board in its oversight responsibilities related to accounting policies, internal controls, financial reporting, and legal and regulatory compliance. Management of the Company has the primary responsibility for the Company’s financial reporting processes, proper application of accounting principles, and internal controls as well as the preparation of its financial statements. The Company’s independent registered public accounting firm is responsible for performing an audit of the Company’s financial statements and expressing an opinion as to the conformity of such financial statements with accounting principles generally accepted in the United States (“U.S. GAAP”).

The Audit Committee has reviewed and discussed with management of the Company the Company’s audited financial statements as of and for the year ended December 31, 2023. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.  The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounts’ communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm the accounting firm’s independence.

Based on the foregoing, the Audit Committee has recommended to the Board that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

AUDIT COMMITTEE
Carol Schafer, Chair
Isaac Barchas*
Jean-Jacques Bienaimé

* Mr. Barchas participated in the review of the December 31, 2023 financials prior to stepping off of the Audit Committee in connection with Dr. Swain’s appointment to the Audit Committee.

COMPENSATION COMMITTEE

The Compensation Committee reviews the performance and development of our management in achieving corporate goals and objectives and assures that our executive officers (including the CEO) are compensated effectively in a manner consistent with our strategy, competitive practice and stockholder interests, as well as such other matters as directed by the Board or the Compensation Committee charter. Among other things, the Compensation Committee’s responsibilities include:

•	reviewing and approving, or recommending that the Board approve, the compensation of our executive officers;

•	reviewing and recommending to the Board the compensation of our directors;

•	administering our stock and equity incentive plans;

•	reviewing and approving, or making recommendations to the Board with respect to, incentive compensation and equity plans; and

•	reviewing our overall compensation philosophy.

The Compensation Committee has the authority to form and delegate authority to one or more subcommittees as it deems appropriate from time to time under the circumstances. The Compensation Committee annually reviews the performance of each of the executive officers, including the CEO. In accordance with the authority granted to it, the Compensation Committee then either determines the compensation of each executive officer or makes recommendations regarding such compensation to the Board for approval.

The members of the Compensation Committee are Mr. Boylan (Chair) and Messrs. Barchas and Bienaimé. Until the Closing, Dr. LaMattina and Messrs. Baron and Lefenfeld served as members of the Compensation Committee in 2023, with Dr. LaMattina serving as chair. Additionally, following the Closing, Dr. Prendergast served on the Compensation Committee until November 2023. All members of the Compensation Committee are “independent” in accordance with the Nasdaq listing standards and SEC rules applicable to boards of directors in general and compensation committees in particular. In addition, all members of the Compensation Committee qualify as “non-employee directors” for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Typically, we will plan for the Compensation Committee to meet quarterly and with greater frequency as necessary. The agenda for each meeting is usually developed by the Chair of the Compensation Committee, in consultation with the CEO, Chief Financial Officer or Chief Legal Officer. The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. The CEO may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding his compensation or individual performance objectives. The Compensation Committee charter grants the Compensation Committee full access to all our books, records, facilities, and personnel. In addition, under the charter, the Compensation Committee has the authority to obtain, at our expense, advice, and assistance from internal and external legal, accounting or other advisors and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. The Compensation Committee has direct responsibility for the oversight of the work of any advisers engaged for the purpose of advising the Compensation Committee. In particular, the Compensation Committee has the authority, in its sole discretion, to retain compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. Under its charter, the Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel, or other adviser to the Compensation Committee, other than in-house legal counsel and certain other types of advisers, only after taking into consideration six factors, prescribed by the SEC and Nasdaq, that bear upon the adviser’s independence; however, there is no requirement that any adviser be independent.

The Compensation Committee or the Board upon recommendation from the Compensation Committee, makes adjustments to annual compensation, determines bonus and equity awards, and establishes new performance objectives at one or more meetings typically held during the first quarter of the year. In connection with the Closing, however, the Compensation Committee adjusted compensation in the fourth quarter of 2023 for certain members of management to provide parity among the combined management teams. Generally, the Compensation Committee’s process comprises two related elements: the determination of compensation levels and the establishment of individual and corporate performance objectives for the current year. For executives other than the CEO, the Compensation Committee solicits and considers evaluations and recommendations submitted to the Compensation Committee by the CEO. In the case of the CEO, the evaluation of his performance is conducted by the Compensation Committee, which determines any adjustments to his compensation as well as awards to be granted. For all executives, as part of its deliberations, the Compensation Committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, tax and accounting information, tally sheets that set forth the total compensation that may become payable to executives in various hypothetical scenarios, executive and director stock ownership information, company stock performance data, analyses of historical executive compensation levels and current Company-wide compensation levels and recommendations of the Compensation Committee’s compensation consultant, including analyses of executive compensation paid at other companies identified by the consultant.

Our Compensation Committee enlists the services of a third-party company to conduct an analysis of our compensation practices compared with current market practices.  Since 2021, the Compensation Committee has engaged the services of Radford/Aon (“Radford”), which is part of the Rewards Solutions practice at Aon plc, to conduct a review and analysis of our executive and director compensation compared with current market practices and a peer group of companies. The Compensation Committee engaged with Radford for these services to assist in setting the executive and director compensation levels following the Merger. The 2023 peer group was chosen based on several characteristics including: comparable stage in key product and corporate development, similar growth and performance potential and market capitalization. Radford reports directly to the Chair of the Compensation Committee. The Compensation Committee has assessed the independence of Radford according to the six factors mandated by SEC and Nasdaq listing standards. After conducting this assessment and considering any potential conflicts of interest, the Compensation Committee concluded that the continued engagement of Radford did not raise any conflict of interest and did not adversely affect Radford’s independence.

Radford’s review, which consisted of an analysis of our compensation practices against prevailing market practices of identified peer group companies and broader industry trends, analyzed total direct compensation (inclusive of salary, cash bonuses and equity awards) of our executive officers and was based on an assessment of market trends through analysis of available public information in addition to proprietary data provided by Radford. As guidelines for our executives and directors, we set target cash compensation, when considering salary and bonus potential (or retainers, in the instance of directors)after generally referencing the 50th percentile of compensation paid to executives and directors within our compensation peer group. We set equity compensation, delivered through equity-based awards, after generally referencing the 75th percentile of our peer group. We believe that generally referencing the 50th percentile within our peer group in setting salary and bonus and the 75th percentile in setting equity compensation for our executives appropriately reflects our position and performance within our peer group. We may deviate from setting actual compensation levels at these target percentiles of the peer group with respect to our executives to reflect experience, performance levels, existing equity holdings, and market factors as deemed appropriate by the Compensation Committee or the Board. In any given year, the Compensation Committee may consider the experience and performance levels of our executives and other factors deemed appropriate and make a subjective determination that it would be appropriate for any Named Executive Officer’s (as defined below) compensation elements or targeted total compensation and equity levels to deviate from the targeted percentile of the compensation paid to similarly situated officers employed by our peer companies.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee is a current or former officer or employee of the Company. During 2023, none of our executive officers served on the board of directors or compensation committee of any other company that has an executive officer serving on the Board or the Compensation Committee.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

The Nominating and Corporate Governance Committee identifies qualified individuals for membership on the Board, recommends to the Board the director nominees to fill vacancies on the Board and to stand for election at the next annual meeting of stockholders, develops and recommends to the Board a set of corporate governance guidelines for the Board and provides oversight of the corporate governance affairs of the Board, as well as such other matters as directed by the Board or the Nominating and Corporate Governance Committee charter. Among other things, the Nominating Committee’s responsibilities include:

•	identifying and recommending candidates for membership on the Board;

•	reviewing and recommending our corporate governance guidelines and policies;

•	reviewing proposed waivers of the code of conduct for directors and executive officers;

•	overseeing the process of evaluating the performance of the Board; and

•	assisting the Board on corporate governance matters.

The Nominating Committee is responsible for identifying individuals that the Nominating and Corporate Governance Committee believes are qualified to become Board members, as described above in the section entitled “Criteria for Board Membership.”

The members of the Nominating and Corporate Governance Committee are Mr. Barchas (Chair), Mr. Boylan and Ms. Schafer. Until the Closing, Mr. Lefenfeld and Drs. LaMattina and Prendergast served as members of the Nominating Committee in 2023, with Mr. Lefenfeld serving as chair. Dr. Prendergast continued to serve on the Nominating Committee until November 2023. In November 2023, Mr. Bienaimé was appointed to the Nominating Committee until he was replaced in January 2024 by Ms. Schafer. All members of the Compensation Committee are “independent” in accordance with the Nasdaq listing standards.

Committee Charters and Corporate Governance Guidelines

Complete copies of our Corporate Governance Guidelines and committee charters are posted in the “Governance Documents” section of our website located at www.immunome.com.

Executive Sessions

Executive sessions, which are meetings at which only independent directors are present, are regularly scheduled throughout the year, typically at the time of each regular Board meeting and as frequently as such independent directors deem appropriate.

Family Relationships

There are no family relationships among any of our directors or executive officers.

Communications with the Board

The Board welcomes input and suggestions from all interested parties, including stockholders.  Stockholders and other interested parties who wish to communicate with the non-management or independent members of the Board may do so by letters addressed to the attention of our Chief Legal Officer. All such communications will be reviewed by our Corporate Secretary and routed to the appropriate member(s) of the Board. The address for these communications is: Immunome, Inc., 665 Stockton Drive, Suite 300, Exton, Pennsylvania 19341, Attn: Corporate Secretary.

Communications addressed to the Board or to a Board member are distributed to the Board or to any individual director or directors as appropriate.  Any such communication is promptly distributed to the director or directors named therein unless such communication is considered, either presumptively or in the reasonable judgment of the Company’s Corporate Secretary, to be improper for submission to the intended recipient or recipients.  Examples of communications that would presumptively be deemed improper for submission include, without limitation, solicitations, communications that raise grievances that are personal to the sender, communications that relate to the pricing of the Company’s products or services, communications that do not relate directly or indirectly to the Company and communications that are frivolous in nature.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics, which is applicable to all of our directors, officers and employees, including the CEO, Chief Financial Officer, Controller and other senior financial officers. The Code of Business Conduct and Ethics provides a framework for sound ethical business decisions and sets forth our expectations on a number of topics, including conflicts of interest, compliance with laws, use of our assets and business ethics. Our Code of Business Conduct and Ethics is posted in the “Governance Documents” section of our website located at www.immunome.com.  If the Company ever were to amend or waive any provision of its Code of Business Conduct and Ethics that applies to the Company’s principal executive officer, principal financial officer, principal accounting officer or any person performing similar functions, the Company intends to satisfy its disclosure obligations, if any, with respect to any such waiver or amendment by posting such information on its website set forth above rather than by filing a Current Report on Form 8-K. In the case of a waiver for an executive officer or a director, the disclosure required under applicable Nasdaq listing standards also will be made available on our website.

Pledging and Hedging Policies

Under the terms of our Insider Trading Policy, our directors, executive officers, employees and their designees may not hedge their ownership of our stock, including but not limited to trading in options, puts, calls or other derivative instruments related to our stock or debt. Additionally, directors, executive officers, employees and their designees may not purchase our stock on margin, borrow against our stock held in a margin account, or pledge our stock as collateral for a loan.

PROPOSAL 2: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED ACCOUNTING FIRM

The Audit Committee has appointed Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024 and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the annual meeting and recommended that stockholders ratify such selection.  Ernst & Young LLP has audited our financial statements since 2022.  Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting.  They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our Bylaws nor other governing documents or law require stockholder ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm.  However, the Audit Committee is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice.  If the stockholders fail to ratify the appointment, the Audit Committee will reconsider whether or not to retain that firm.  Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of us and our stockholders.

Principal Accountant Fees and Services

The following table represents aggregate fees billed to the Company for the fiscal years ended December 31, 2023 and 2022 by Ernst & Young LLP, our independent registered public accounting firm.

	Fiscal Year Ended
	2023		2022
	(in thousands)
Audit Fees(1)	$725,000		$245,000
Audit-Related Fees	—		—
Tax Fees	—		—
All Other Fees	2,120	(2)	—
Total Fees	$727,120		$245,000

(1)
“Audit Fees” consist of fees billed for professional services for audit and quarterly review of our financial statements and review of our registration statements and related issuances of consents, as well as related services that are normally provided in connection with statutory and regulatory filings and engagements." The material increase from 2022 to 2023 is in large part attributed to the Merger, financing activities and strategic transactions that occurred or were in progress in 2023.

(2)	“All Other Fees” for the fiscal year 2023 consist of subscription fees for use of the Ernst & Young LLP research tool.

Pre-Approval Policies and Procedures

The Audit Committee is responsible for appointing, retaining, setting compensation for, and evaluating and overseeing the work of Ernst & Young LLP, our independent registered public accounting firm. The Audit Committee charter establishes a policy that all audit and permissible non-audit services provided by our independent registered public accounting firm will be pre-approved by the Audit Committee.

All such audit and permissible non-audit services were pre-approved in accordance with this policy during the fiscal year ended December 31, 2023. These services may include audit services, audit-related services, tax services and other services. The Audit Committee considers whether the provision of each non-audit service is compatible with maintaining the independence of our independent registered public accounting firm. The responsibility to pre- approve audit and non-audit services may be delegated by the Audit Committee to one or more members of the Audit Committee; provided that any decisions made by such member or members must be presented to the full Audit Committee at its next scheduled meeting.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table provides certain information with respect to all of the Company’s equity compensation plans in effect as of December 31, 2023.

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders (1)
2020 Plan (2)	3,404,549	$9.86	3,320,601 (3)
ESPP	-	-	473,733
2020 MI Plan	2,436,662	$1.29	929,702
Equity compensation plans not approved by security holders
CEO Inducement Grant (4)	2,137,080	$5.91	-
Total	7,978,291	$6.15	4,724,036

(1)
Includes the following plans: 2008 Equity Incentive Award Plan (“2008 Plan”), the 2018 Equity Incentive Plan (“2018 Plan”), the 2020 Equity Incentive Plan (the “2020 Plan”), the 2020 Employee Stock Purchase Plan (“ESPP”) and the 2020 Morphimmune Equity Incentive Plan (the “2020 MI Plan”). The 2020 Plan supersedes the 2008 Plan and 2018 Plan.

(2)	Includes securities issued under the 2018 Plan and 2008 Plan.

(3)
The shares of common stock underlying any awards that are forfeited, cancelled, reacquired by us prior to vesting, satisfied without the issuance of stock, expire or are otherwise terminated, other than by exercise, under our 2020 Plan will be added back to the shares of common stock available for issuance under our 2020 Plan. We no longer make grants under the 2020 MI Plan, 2008 Plan or 2018 Plan.

(4)
In connection with the Merger Agreement, the Company entered into an employment agreement with Dr. Siegall dated June 28, 2023, which took effect upon the Closing. In connection with the entry into the employment agreement, the Board approved a stock option grant to Dr. Siegall (the “CEO Inducement Grant”) as an inducement material to Dr. Siegall agreeing to be employed by the Company in accordance with Nasdaq Listing Rule 5635(c)(4). The CEO Inducement Grant was not made pursuant to an established plan.

Other than the CEO Inducement Grant, there were no equity compensation plans of the Company in effect as of December 31, 2023 that were adopted without the approval of the Company’s security holders. The CEO Inducement Grant provides for the purchase of up to 2,137,080 shares of the Company’s common stock at a price of $5.91 per share, the closing price per share of the Company’s common stock as reported by Nasdaq on June 28, 2023, the date of grant, and vests over four years, with 25% of the shares vesting on the first anniversary of the Closing, and the remainder vesting ratably each subsequent month thereafter, subject to Dr. Siegall’s continued employment through the applicable vesting dates. The terms of the CEO Inducement Grant are substantially the same as the terms contained in the 2020 Plan. Descriptions of the Company’s equity compensation plans are contained in Note 12 (“Share-based compensation”) of the Notes to the Consolidated Financial Statements contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

EXECUTIVE OFFICERS

The following table sets forth certain information with respect to our executive officers as of the date of this Proxy Statement.

Name	Age	Position(s)
Clay B. Siegall, Ph.D.	63	President, Chief Executive Officer & Chairman of the Board
Jack Higgins, Ph.D.	45	Chief Scientific Officer
Kinney Horn	49	Chief Business Officer
Bob Lapetina	49	Vice President, Finance & Corporate Controller
Bob Lechleider, M.D.	63	Chief Medical Officer
Max Rosett	34	Interim Chief Financial Officer & EVP, Operations
Sandra G. Stoneman	51	Chief Legal Officer & General Counsel
Bruce Turner, M.D., Ph.D.	60	Chief Strategy Officer

Clay B. Siegall, Ph.D.  Biographical information for Clay B. Siegall, Ph.D. is included above with the director biographies under the caption “Nominees”.

Jack Higgins, Ph.D. has served as our Chief Scientific Officer since October 2023. He previously served as Morphimmune’s Chief Scientific Officer from May 2022 until the Closing in October 2023. Prior to joining the Company, from January 2010 to April 2021, Dr. Higgins served in positions of increasing responsibility at Molecular Templates, Inc., (Nasdaq: MTEM) a clinical stage biotechnology company focused on cancer, serving most recently as Chief Development Sciences Officer from June 2019 to April 2021, and SVP Operations, Head of Manufacturing from August 2017 to June 2019. While at Molecular Templates, Dr. Higgins led discovery and development efforts for multiple clinical candidates and co-invented the company’s Engineered Toxin Body platform. Dr. Higgins completed a fellowship in tumor immunology at the National Cancer Institute. He earned his Ph.D. and M.S. from the University of Arkansas and a B.S. from Texas A&M University.

Kinney Horn has served as our Chief Business Officer since February 2024. From May 2020 to October 2023, Mr. Horn served as the Chief Business Officer of Olema Oncology, Inc., (Nasdaq: OLMA), a women’s oncology company. From May 2019 to April 2020, Mr. Horn was an Entrepreneur in Residence at EcoR1 Capital, an investment advisory firm focused on biotechnology. From January 2003 to April 2019, Mr. Horn served as the Director of Business Development at Genentech, Inc. Prior to Genentech, Mr. Horn served in various investment banking and venture capital roles from 1998 to 2003. Mr. Horn received a B.A. in economics and international affairs from University of Mary Washington and an M.S. in biochemistry from Georgetown University.

Bob Lapetina has served as our Vice President, Finance and Corporate Controller since May 2021. Previously, Mr. Lapetina held positions of increasing responsibility with The Chubb Corporation from January 2019 until May 2021, where he served most recently as the Associate Vice President, Expense Management – North America. From July 2017 to December 2018, Mr. Lapetina served as Director, Finance at Teleflex, Inc., a medical device company. Mr. Lapetina has also worked in the pharmaceutical industry as a strategic business partner providing financial oversight and leadership at Pfizer, Wyeth Pharmaceuticals and Johnson & Johnson. He received his M.B.A. from St. Joseph’s University and his B.S. in Accounting from Temple University.

Bob Lechleider, M.D. has served as our Chief Medical Officer since October 2023. Prior to joining the Company, Dr. Lechleider served as Chief Medical Officer of OncoResponse, Inc., a private biotechnology company, from April 2020 to October 2023. From September 2016 to April 2020, Dr. Lechleider served as SVP Clinical Development of Seagen, Inc., a public biotechnology company (acquired by Pfizer 2023). Dr. Lechleider received his M.D. from the University of Illinois College of Medicine and his A.B., Chemistry from Princeton University.

Max Rosett currently serves as our Interim Chief Financial Officer and EVP, Operations, positions he has held since January 2024. Prior to his current roles, from October 2023 to January 2024, he served as our SVP, Operations.  Previously, he was Acting Chief Operating Officer of Morphimmune from March 2022 until the Closing in October 2023. He joined Morphimmune in January 2022, serving as VP, Portfolio Planning and Corporate Strategy until March 2022. Mr. Rosett also served as Principal at Research Bridge Partners, a life science investment firm, from March 2021 until November 2023. He was previously Director of Data Science at Research Bridge Partners from February 2018 to February 2021. He has also worked as an engineer at Google, and he started his career at the Boston Consulting Group, where he served clients in the pharmaceutical industry. Mr. Rosett earned a M.S. in Computer Science from Georgia Institute of Technology and a B.A. in Mathematics from Yale University.

Sandra G. Stoneman has served as our Chief Legal Officer and General Counsel since October 2020. In this role, Ms. Stoneman serves as Corporate Secretary to the Board and leads our legal, corporate governance, and intellectual property functions. Previously, Ms. Stoneman was a corporate partner at the law firm of Duane Morris LLP from 2002 to 2020, where she was co-lead of the firm’s life science interdisciplinary practice group and was a co-chair of the firm’s emerging companies division and was an associate at the Dechert law firm from 1997 to 2002. Ms. Stoneman received her J.D. from Temple University School of Law and her B.A. in Sociology and Spanish from the State University of New York at Binghamton.

Bruce Turner, M.D., Ph.D. has served as our Chief Strategy Officer since October 2023. He previously served as Chief Strategy Officer and Interim Chief Financial Officer at Morphimmune from March 2023 to October 2023. Additionally, Dr. Turner serves as a Director and Chief Executive Officer of Xanadu Bio, Inc., a private mucosal immunity biotech company, since July 2021, as a Co-Founder and Chairman of the Board of Talos Surgical, a private robotic artificial intelligence driven surgical solutions company, since May 2023, and as a Director, Founder and Chief Scientific Advisor of Gennao Bio, a private genetic medicines biotech company since May 2020. Previously, Dr. Turner served as Managing Director at Boxer Capital, LLC, a private biotechnology investment fund from 2017 to 2021. Prior to joining Boxer Capital, Dr. Turner served in roles of increasing responsibility at Hoffman-La Roche, most recently as Expert Scientist from 2013 to 2017. Dr. Turner received an M.D. from the University of Pennsylvania, a Ph.D. in Molecular Biology from the University of Pennsylvania and a B.A. in Biology from the University of Chicago.

Each executive officer serves at the discretion of the Board and holds office until the executive officer’s successor is duly elected and qualified or until the executive officer’s earlier death, resignation or removal.

EXECUTIVE COMPENSATION

This section discusses the material components of the executive compensation program for our named executive officers. For 2023, our named executive officers are Clay B. Siegall, Ph.D., our President, Chief Executive Officer and Chairman, Bob Lechleider, M.D., our Chief Medical Officer, Jack Higgins, Ph.D., our Chief Scientific Officer, and Purnanand D. Sarma, Ph.D., our former Chief Executive Officer (collectively, our “Named Executive Officers”).

Fiscal Year 2023 Summary Compensation Table

The following table shows for the fiscal years ended December 31, 2022 and 2023 compensation awarded to or paid to, or earned by, the Named Executive Officers:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Clay B. Siegall, Ph.D. (4) President, Chief Executive Officer and Chairman of the Board	2023	162,500	—	14,215,856	483,600	4,875	14,866,831
Bob Lechleider, M.D. (5) Chief Medical Officer	2023	101,042	50,000(6)	2,706,000	58,320	—	2,915,362
Jack Higgins, Ph.D. (7) Chief Scientific Officer	2023	107,916	250,000(8)	1,212,900	266,800	3,238	1,840,854
Purnanand D. Sarma, Ph.D. (9) Former Chief Executive Officer	2023	440,820	210,600(10)	38,242(11)	—	741,238	1,437,295
	2022	540,000	—	221,333	216,000	12,976	990,309

(1)
The amounts reported here do not reflect the actual economic value realized by our Named Executive Officers.  In accordance with SEC rules, this column represents the grant date fair value of shares underlying stock options, calculated in accordance with ASC 718.  Assumptions used in the calculation of the grant date fair value of the stock options are set forth in Note 13, “Share-Based Compensation” to our audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

(2)	This column reflects the amount of performance-based incentive compensation earned by our Named Executive Officers for the periods presented.

(3)
For 2023, amounts for Dr. Siegall and Dr. Higgins consist of 401(k) plan employer matching contributions and for Dr. Sarma, amounts include $702,000 reflecting the amount of cash severance paid upon termination of employment, $32,523 reflecting the cost of continuing medical coverage through the payment of COBRA premiums, and $7,335 of 401(k) plan employer matching contributions and life insurance premiums.

(4)
Dr. Siegall was a member of the Board in 2023 but did not receive additional compensation in his capacity as a director. Dr. Siegall’s employment commenced on October 2, 2023 in connection with the Merger. The salary reported from 2023 reflects the pro rata portion of Dr. Siegall’s annual salary of $650,000 from commencement of his employment through December 31, 2023. Dr. Siegall’s Non-Equity Incentive Plan Compensation was not pro-rated because he was credited with the time he was employed by Morphimmune during calendar year 2023.

(5)
Dr. Lechleider’s employment commenced on November 1, 2023. The salary reported from 2023 reflects the pro rata portion of Dr. Lechleider’s annual salary of $485,000 from commencement of his employment through December 31, 2023. Dr. Lechleider’s Non-Equity Incentive Plan Compensation was pro-rated commensurate with the portion of 2023 during which he was employed.

(6)	Dr. Lechleider received a one-time $50,000 signing bonus upon his commencing employment with the Company.

(7)
Dr. Higgins’ employment commenced on October 2, 2023 in connection with the Merger. The salary reported from 2023 reflects the pro rata portion of Dr. Higgins’ annual salary of $460,000 from commencement of his employment through December 31, 2023. Dr. Higgins’ Non-Equity Incentive Plan Compensation was not pro-rated because he was credited with the time he was employed by Morphimmune during calendar 2023.

(8)	Dr. Higgins’ received a one-time $250,000 relocation bonus.

(9)
Dr. Sarma’s employment ended on October 2, 2023 in connection with the Merger. The salary reported from 2023 reflects the portion of Dr. Sarma’s annual salary earned through October 2, 2023, plus $17,280 in cash paid in lieu of accrued paid time off in connection with his termination.

(10)
Pursuant to the terms of the Sarma Separation Agreement (defined below), Dr. Sarma received a one-time payment of $210,600, which was intended to reflect the prorated portion of his annual performance bonus, which assumes achievement of 100% of the performance targets established by the Board for 2023, prorated at 75%.

(11)
On June 8, 2023, Dr. Sarma was granted an option to purchase 166,500 shares of common stock. At the time of his separation on October 2, 2023, approximately 10,406 shares had vested, and the remainder shares were forfeited.

Narrative Disclosure to Summary Compensation Table

The elements of the compensation program for our Named Executive Officers include: base salary; an annual cash (non-equity) incentive plan bonus; long-term equity awards; and, when determined necessary, limited perquisites. Our Named Executive Officers are (or were in the case of former executive officers) entitled to severance benefits and change in control benefits as described below under “Employment Agreements with Our Named Executive Officers.”

Annual Base Salary

Base salaries for our Named Executive Officers are initially established through arm’s-length negotiation at the time the executive is hired, taking into account the executive’s qualifications, experience, prior salary, the scope of their responsibilities, and competitive market compensation paid by other companies for similar positions within the industry. Base salaries are reviewed annually, typically in connection with our annual performance review process, and adjusted from time to time to realign salaries with market levels of compensation paid by our peer companies and after taking into account individual responsibilities, performance and experience. In making decisions regarding salary increases, we draw upon the expertise of our independent compensation consultant, who provides comparative compensation data from similar sized companies in our industry. We also draw upon the experience of members of the Board with other companies. The Compensation Committee has not previously applied specific formulas to determine increases, although it has generally awarded increases as a percentage of an executive officer’s then-current base salary. This strategy is consistent with our intent of offering base salaries that are cost-effective while remaining competitive.

The 2023 annual base salaries for our Named Executive Officers are set forth in the table below.

Name	2023 Base Salary ($)
Clay B. Siegall, Ph.D.(1)	650,000
Bob Lechleider, M.D.(2)	485,000
Jack Higgins, Ph.D.(3)	460,000
Purnanand D. Sarma, Ph.D.(4)	561,600

(1)	Dr. Siegall joined us as our President, CEO and Chairman of the Board upon the Closing in October 2023.

(2)	Dr. Lechleider joined us as our Chief Medical Officer in November 2023.

(3)
Dr. Higgins joined us as our Chief Scientific Officer upon the Closing in October 2023 at an annual salary of $375,000. In November 2023, the Board increased his annual salary to $460,000 effective November 1, 2024.

(4)	In February 2023, the Board approved an increase to Dr. Sarma’s annual salary of $540,000 to $561,600 effective January 1, 2023.

Non-Equity Incentive Plan Compensation

We seek to motivate and reward our executives for achievements relative to corporate and individual goals and expectations for each fiscal year. Dr. Siegall is eligible to receive an annual performance bonus weighted entirely on the achievement of Company-wide performance goals as determined by the Compensation Committee and/or the Board, pursuant to the terms of his employment agreement and the Company’s bonus policy. Dr. Lechleider and Dr. Higgins are also eligible to receive an annual performance bonus based on the achievement of individual and Company-wide performance goals as determined by the Compensation Committee and/or the Board, pursuant to the terms of their employment agreements and the Company’s bonus policies.

For 2022 and 2023, the annual performance goals included research, development and corporate objectives. Each of Drs. Siegall, Lechleider, Higgins and Sarma were assigned a target bonus expressed as a percentage of their respective base salary. Target bonus amounts for Drs. Siegall, Lechleider and Higgins in 2023 were set pursuant to their employment agreements at 50%, 40% and 40%, respectively. Based on the Company’s achievements in 2023, the Compensation Committee determined that the calculation of performance bonuses would be based on 150% achievement of the 2023 corporate goals. Accordingly, for 2023, the Compensation Committee approved annual performance bonuses of $483,600 to Dr. Siegall, $58,320 to Dr. Lechleider and $266,800 to Dr. Higgins. In determining the annual performance bonuses, the Compensation Committee prorated Dr. Lechleider’s bonus based on the number of days he was employed by the Company during calendar year 2023 and credited Drs. Siegall and Higgins with being employed by the Company for the entire calendar year 2023 based on their employment with Morphimmune prior to the Closing.

The target bonus amounts for Dr. Sarma for 2022 and 2023 were set pursuant to his employment agreement at 50%. Dr. Sarma’s bonus was based entirely on achievement of corporate goals. Dr. Sarma did not receive an annual performance bonus for purposes of non-equity incentive plan compensation because he was terminated prior to the determination and payment of the 2023 annual performance bonuses. Dr. Sarma did, however, receive a one-time payment reflective of a prorated annual performance bonus described in Note (10) to the Fiscal Year 2023 Summary Compensation Table above.

Equity-Based Incentive Awards

We believe that equity grants provide our executives with a strong link to our long-term performance, create an ownership culture and help to align the interests of our executives and our stockholders. In addition, we believe that equity grants with a time-based vesting feature promote executive retention because this feature incentivizes our executive officers to remain in our employment during the vesting period. Accordingly, the Board periodically reviews the equity incentive compensation of our named executive officers and from time to time may grant equity incentive awards to them in the form of stock options. We typically grant stock option awards at the start of employment to each executive and our other employees. We also maintain a practice of granting additional equity on an annual basis based on individual and Company performance, and we retain discretion to provide additional targeted grants in certain circumstances.

We award stock options on the date the Board or Compensation Committee approves the grant. We set the option exercise price based on the fair market value of our common stock on the date of grant. Time vested stock option grants to our executives typically vest over four years with a one-year cliff and monthly thereafter over the next three years for initial grants and monthly over four years for follow-on grants. All stock options have a term of ten years from the grant date.

Other Benefits

We currently provide broad-based welfare benefits that are available to all employees, including our named executive officers, including health, dental, life, vision and disability insurance.

In addition, we maintain a 401(k) plan intended to qualify as a tax-qualified plan under Section 401 of the Internal Revenue Code of 1986, as amended, or the Code, with the 401(k) plan’s related trust intended to be tax exempt under Section 501(a) of the Code. The 401(k) plan provides that each participant may contribute up to the lesser of 92% of their compensation or the statutory limit, which was $22,500 for calendar year 2023. We match 100% of employee contributions up to 3% of their eligible compensation. Employees’ pre-tax contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participant’s directions. Employees are immediately and fully vested in their contributions. As a tax-qualified retirement plan, contributions to the 401(k) plan and earnings on those contributions are not taxable to the employees until distributed from the 401(k) plan.

In addition, our eligible employees (including our named executive officers) may participate in the Company’s ESPP, as determined by the Board. The ESPP provides eligible employees with the opportunity to acquire our common stock through periodic payroll deductions, at a discounted price. The ESPP is structured as a qualified employee stock purchase plan under Section 423 of the Code. We do not maintain any defined benefit pension plans or nonqualified deferred compensation plans.

Outstanding Equity Awards at Fiscal Year End

The following table presents information regarding outstanding equity awards held by our Named Executive Officers as of December 31, 2023.

		Option Awards (1)
Name	Grant Date	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Option exercise price per share ($) (2)	Option expiration date
Clay B. Siegall, Ph.D. President, Chief Executive Officer and Director	9/27/2022(3)	198,565	—	1.35	9/26/2032
	1/19/2023(4)	1,191,399	—	1.35	1/18/2033
	6/28/2023 (5)	—	2,137,080	5.91	6/28/2033
Bob Lechleider, M.D. Chief Medical Officer	10/27/2023 (6)	—	400,000	8.73	10/27/2033
Jack Higgins, Ph.D. Chief Scientific Officer	6/24/2022 (7)	78,598	119,966	1.35	6/23/2032
	12/1/2023 (8)	—	200,000	7.8	12/01/2033
Purnanand D. Sarma, Ph.D. Former CEO	5/28/2021(9)	93,354	—	20.92	1/2/2024

(1)
Options granted under the 2020 MI Plan were adjusted in accordance with the Merger Agreement. Upon the Closing, we assumed the 2020 MI Plan and each outstanding and unexercised option granted under the 2020 MI Plan (the “MI Options”). At the effective time of the Merger, each MI Option was converted into an option to purchase a number of shares of our common stock determined by multiplying (a) the number of shares of Morphimmune common stock that were subject to such MI Option by (b) 0.3042, and rounding the resulting number down to the nearest whole number of shares of our common stock, and the per share exercise price determined by dividing (x) the per share exercise price of such MI Option by (y) 0.3042, and rounding the resulting exercise price up to the nearest whole cent.

(2)
Option awards granted under the 2020 MI Plan were granted with a per share exercise price equal to the fair market value of Morphimmune common stock on the grant date, as determined in good faith by the board of directors of Morphimmune.

(3)	This option vested in full upon the completion of the Merger. This grant was made pursuant to the 2020 MI Plan.

(4)	This option vested in full upon the completion of the Merger. This grant was made pursuant to the 2020 MI Plan.

(5)
On June 28, 2023, Dr. Siegall was granted the CEO Inducement Grant. 25% of the shares vest on the one-year anniversary of the Closing, and the remaining shares vest in 36 equal monthly installments each month thereafter.

(6)	This option vests over four years, with 1/4 vesting on October 16, 2024, and the remainder vesting in 36 equal monthly installments thereafter. The grant was made pursuant to the 2020 Plan.

(7)	This option vests over four years, with 1/4 vesting on May 1, 2023, and the remainder vesting in 36 equal monthly installments thereafter. The grant was made pursuant to the 2020 MI Plan.

(8)
This option vests as follows: (i) with respect to 100,000 shares, 1/4 of such shares vest on November 17, 2024, and the remainder vest monthly thereafter over three years, and (ii) with respect to the remaining 100,000 shares, vesting shall commence as of the date a certain condition set forth in Dr. Higgins' Amended and Restated Offer Letter dated November 30, 2023 is satisfied, 1/4 of the shares subject to the option will vest 1 year from the completion of that condition, and the remaining shares vesting in 36 equal monthly installments thereafter. The grant was made pursuant to the 2020 Plan.

(9)	The option vests over four years, with 1/4 vesting on May 28, 2022, and the remainder vesting in 36 equal monthly installments thereafter. The grant was made pursuant to the 2020 Plan.

Equity Incentive Plans

Immunome 2020 Equity Incentive Plan

In September 2020, the Company adopted the 2020 Plan, which was amended in August 2023 and October 2023. The terms of the 2020 Plan provide for the grant of ISOs, within the meaning of Section 422 of the Code, NSOs, stock appreciation rights, restricted stock awards, restricted stock unit awards, performance awards, and other forms of equity compensation. Stock options may be granted under the 2020 Plan with an exercise price not less than 100% of the fair market value of the common stock on the date of grant. Stock options under the 2020 Plan may be granted with terms of up to ten years. The total number of shares of the Company’s common stock initially reserved for issuance under the 2020 Plan was equal to the sum of (i) 1,701,723 shares plus (ii) the number of shares reserved, and remaining available for issuance, under our 2018 Plan at the time our 2020 Plan became effective and (iii) the number of shares subject to stock options or other stock awards granted under our 2018 Plan and 2008 Plan that would have otherwise returned to our 2018 Plan (such as upon the expiration or termination of a stock award prior to vesting). Additionally, the number of shares of our common stock reserved for issuance under our 2020 Plan will automatically increase on January 1 of each calendar year, beginning on January 1, 2021 and continuing through and including January 1, 2030, by 4% of the total number of shares of our capital stock outstanding on December 31 of the preceding calendar year, or a lesser number of shares determined by our board of directors. The maximum number of shares that may be issued upon the exercise of ISOs under the 2020 Plan is 10,000,000 shares.

Immunome 2020 Employee Stock Purchase Plan

The ESPP was adopted by the Company in September 2020 and allows eligible employees to purchase shares of the Company’s common stock at a discount through payroll deductions of up to 15% of their eligible compensation, subject to any plan limitations. The ESPP generally provides for set offering periods, and at the end of each offering period, employees are able to purchase shares at 85% of the lower of the fair market value of the Company’s common stock on the first trading day of the offering period or on the first trading day of the offering period. The ESPP will authorize the issuance of 125,000 shares of our common stock pursuant to purchase rights granted to our employees or to employees of any of our designated affiliates. The number of shares of our common stock reserved for issuance will automatically increase on January 1 of each calendar year, from January 1, 2021 through January 1, 2030, by the lesser of (1) 1% of the total number of shares of our common stock outstanding on December 31 of the preceding calendar year, and (2) 1,000,000 shares; provided, that prior to the date of any such increase, our board of directors may determine that such increase will be less than the amount set forth in clauses (1) and (2). The Company’s executive officers are eligible to participate in the ESPP. No employee may purchase shares under the ESPP at a rate in excess of $25,000 worth of our common stock, based on the fair market value per share of our common stock at the beginning of an offering for each year such a purchase right is outstanding. Finally, no employee will be eligible for the grant of any purchase rights under the ESPP if immediately after such rights are granted, such employee has voting power over 5% or more of our outstanding common stock measured by vote or value pursuant to Section 424(d) of the Code.

Morphimmune 2020 Equity Incentive Plan

The 2020 MI Plan was adopted by board of directors of Morphimmune and approved by its stockholders in February 2020. It was subsequently amended in April 2020, November 2021, February 2022 and May 2023. The 2020 MI Plan allowed Morphimmune’s board of directors to make equity incentive awards to Morphimmune’s employees, directors, and consultants. Effective upon the Closing, each outstanding equity incentive award granted under the 2020 MI Plan was converted into an option to purchase shares of the Company, and the Company assumed the 2020 MI Plan. No further grants are intended to be made under the 2020 MI Plan.

Employment Agreements with our Named Executive Officers

Clay B. Siegall, Ph.D. Employment Agreement

On June 28, 2023, Dr. Siegall entered into an employment agreement with the Company, which became effective upon the Closing, and was subsequently amended in November 2023 (the “Siegall Employment Agreement”). The Siegall Employment Agreement sets forth the terms of his employment as President, Chief Executive Officer and Chairman of the Board. The Siegall Employment Agreement provides for (i) an annual base salary of $650,000 with bonus potential of up to 50% base annual salary and (ii) the grant of the CEO Inducement Grant on June 28, 2023. The CEO Inducement Grant is (i) exercisable for 2,137,080 shares of the Company’s common stock having met certain vesting requirements, (ii) vests (x) 25% at the one-year anniversary of the Closing and (y) the remaining 75% monthly over the next 36 months, with such vesting being contingent upon Dr. Siegall’s continued employment by the Company and (iii) exercisable at a per share price of $5.91.  In the event of termination without cause outside of a Change in Control Period (as defined in the Siegall Employment Agreement), Dr. Siegall would be entitled to, among other things as described in the Siegall Employment Agreement, (i) a sum equal to 150% of his annual base salary, as then in effect, plus his full annual bonus amount in the year of termination, (ii) a pro-rated portion of the annual bonus to which Dr. Siegall would be entitled with respect to such year of termination, based on the achievement of performance metrics as determined by the Board, and (iii) 18 months of COBRA continuation benefits. In the event of termination without cause within a Change in Control Period, Dr. Siegall would be entitled to, among other things, (i) a sum equal to 150% of his annual base salary, as then in effect, plus his full bonus amount in the year of termination, (ii) a pro-rated portion of the annual bonus to which Dr. Siegall would be entitled with respect to such year of termination, based on the achievement of performance metrics as determined by the Board (iii) 18 months of COBRA continuation benefits, and (iv) the vesting of 100% of the unvested shares subject to the CEO Inducement Grant. Under the Siegall Employment Agreement, any severance or other payments or benefits contemplated in the event of a termination without cause are conditional on Dr. Siegall’s continued compliance with the terms of the Siegall Employment Agreement and the effectiveness of a Separation Agreement (as defined in the Siegall Employment Agreement) within 60 days of the termination date.

Jack Higgins, Ph.D. Employment Letter

In April 2022, Morphimmune entered into an employment letter with Jack Higgins, Ph.D., as Chief Scientific Officer, which was amended and restated in November 2023 (the “Higgins Offer Letter”). The Higgins Offer Letter sets forth the terms of Dr. Higgins’ employment as Chief Scientific Officer of the Company. Dr. Higgins’ employment is at will and may be terminated at any time, with or without cause. The Higgins Offer Letter provides for an annual base salary of $460,000 per year, and an annual target bonus of 40% of Dr. Higgins’ then current annual base salary, a one-time relocation bonus of $250,000, which was paid in advance but is not earned until the 90th day following his permanent relocation to the Bothell, Washington area, which is required to occur no later than July 1, 2024, a one-time $750,000 housing bonus to be paid in advance of Dr. Higgins entering into a contract to purchase a primary residence in the Bothell, Washington area (the “Housing Bonus”), and participations in the Company’s benefit programs. The Housing Bonus is earned over three years commencing from the date Dr. Higgins closes escrow on his primary residence in the Bothell, Washington area. The Higgins Offer Letter also provides for an additional equity grant of options to purchase 200,000 shares of the Company’s common stock at the fair market value on the date of grant, which vests, with respect to 100,000 shares, over four years, with 25% vesting on November 17, 2024, and the remaining 75% vesting in 36 equal monthly installments thereafter, and with the remaining 100,000 shares, commencing on the date Dr. Higgins permanently relocates to the Bothell, Washington area, over four years, with a one-year cliff for 25% and the remaining 75% vesting in equal monthly installments over the next 36 months.

The Higgins Offer Letter provides that if Dr. Higgins’ employment is terminated without cause or he resigns for good reason (a “Higgins Qualifying Termination”), subject to execution of a release of claims in favor of the Company, Dr. Higgins will receive 12 months of base salary and 12 months of COBRA continuation benefits as well as a pro-rated portion of his target annual bonus as a severance benefit. In the event of a Higgins Qualifying Termination during the period commencing 30 days prior to, at the time of, or within 12 months following a Change in Control (as defined in the Higgins Offer Letter), Dr. Higgins will receive 12 months of base salary and 12 months of COBRA continuation benefits, 100% of his target annual bonus as a severance benefit and as well as the vesting of 100% of the unvested shares subject to outstanding equity awards held by Dr. Higgins.

Bob Lechleider, M.D. Employment Letter

In October 2023, Dr. Lechleider entered into an employment letter with the Company, which was amended and restated in November 2023 (the “Lechleider Offer Letter”). The Lechleider Offer Letter sets forth the terms of Dr. Lechleider’s employment as Chief Medical Officer of the Company. Dr. Lechleider’s employment is at will and may be terminated at any time, with or without cause. The Lechleider Offer Letter provides for an annual base salary of $485,000 per year, and an annual target bonus of 40% of Dr. Lechleider’s then current annual base salary, a one-time bonus of $100,000, payable in two installments, subject to Dr. Lechleider’s continuous employment through the first anniversary of his start date, and participations in the Company’s benefit programs. The Lechleider Offer Letter provides for an equity grant of options to purchase 400,000 shares of the Company’s common stock at the fair market value on the date of grant, which vests over four years, with 25% vesting on October 16, 2024, and the remaining 75% vesting in 36 equal monthly installments thereafter.

The Lechleider Offer Letter provides that if Dr. Lechleider’s employment is terminated without cause or he resigns for good reason (a “Lechleider Qualifying Termination”), subject to execution of a release of claims in favor of the Company, Dr. Lechleider will receive 12 months of base salary and 12 months of COBRA continuation benefits as well as a pro-rated portion of his target annual bonus as a severance benefit. In the event of a Lechleider Qualifying Termination during the period commencing 30 days prior to, at the time of, or within 12 months following a Change in Control (as defined in the Lechleider Offer Letter), Dr. Lechleider will receive 12 months of base salary and twelve months of COBRA continuation benefits, 100% of his target annual bonus as a severance benefit, as well as the vesting of 100% of the unvested shares subject to outstanding equity awards held by Dr. Lechleider.

Purnanand D. Sarma, Ph.D. Separation Agreement

In October 2023, in connection with the Merger, Dr. Sarma entered into a letter agreement with the Company (the “Sarma Separation Agreement”), which sets forth the terms of his separation with the Company effective October 2, 2023. Pursuant to the Sarma Separation Agreement, Dr. Sarma is entitled to a severance payment in the form of continuation of his then-current base salary for 15 months, 15 months of COBRA continuation benefits, payment of the bonus that Dr. Sarma was entitled to receive during calendar year 2023, assuming achievement of 100% of the performance targets established by the Board for 2023, prorated at 75%, and the automatic vesting of all time-based equity awards outstanding that would have vested over the 24-month period following Dr. Sarma’s separation date had he remained continuously employed over that period.

Non-Employee Director Compensation

The following table shows for the fiscal year ended December 31, 2023 certain information with respect to the compensation of our non-employee directors:

Name	Fees Earned or Paid in Cash ($)	Option Awards ($) (1)(2)	Total ($)
Isaac Barchas, J.D.	17,120	279,468	296,588
Richard Baron (3)	44,571	23,194	$67,765
Jean-Jacques Bienaimé	8,594	279,337	287,931
James Boylan (4)	15,285	279,468	294,753
John L. LaMattina, Ph.D. (3)	45,704	23,194	68,898
Michael Lefenfeld (3)	41,927	23,194	65,121
Franklyn G. Prendergast, M.D., Ph.D. (5)	32,484	23,194	55,678
Mike Rapp (3)	52,880	23,194	76,074
Philip Wagenheim	36,033	23,194	59,227

(1)
The amounts reported here do not reflect the actual economic value realized by our directors.  In accordance with SEC rules, this column represents the grant date fair value of shares underlying stock options, calculated in accordance with ASC 718.  Assumptions used in the calculation of the grant date fair value of the stock options are set forth in Note 13, “Share-Based Compensation” to our audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

(2)
The aggregate number of shares subject to outstanding stock options held as of December 31, 2023 by the non-employee directors who are listed in the table above, which includes grants made to the non-employee directors in 2023 and prior calendar years are as follows: (i) 76,885 shares subject to outstanding stock options for Mr. Barchas, (ii) 21,907 shares subject to outstanding stock options for Mr. Baron, (iii) 40,696 shares subject to outstanding stock options for Mr. Bienaimé, (iv) 41,538 shares subject to outstanding stock options for Mr. Boylan, (v) 48,183 shares subject to outstanding stock options for Dr. LaMattina, (vi) 59,294 shares subject to outstanding stock options for Mr. Lefenfeld, (vii) 158,225 shares subject to outstanding stock options for Dr. Prendergast, (viii) 24,250 shares subject to outstanding stock options for Mr. Rapp and (ix) 24,250 shares subject to outstanding stock options for Mr. Wagenheim. As of December 31, 2023, none of our non-employee directors held other unvested stock awards.

(3)	Effective upon the Closing on October 2, 2023, each of Messrs. Baron, Lefenfeld and Rapp and Dr. LaMattina resigned from the Board.

(4)	Mr. Boylan has agreed to receive and hold for the benefit of Enavate Sciences, LP, any securities granted to him for his service on the Board.

(5)	Dr. Prendergast passed away on October 12, 2023.

Clay B. Siegall, Ph.D., our President, CEO and Chairman of the Board, does not receive any additional compensation for his service on the Board.  Dr. Siegall’s compensation as a Named Executive Officer is set forth above under “Executive Compensation-Summary Compensation Table”. Additionally, because Ms. Schafer and Dr. Swain joined the Board in January 2024 and April 2024, respectively, neither of them received any compensation from the Company in 2023.

Non-Employee Director Compensation Policy

The Board adopted a non-employee director compensation policy in September 2020 that is applicable to all of our non-employee directors. The compensation policy was amended effective October 2020, July 2021, June 2022 and October 2023, each following a review of the program. As in effect for 2023, our compensation policy provided that each non-employee director will receive the following compensation for service on the Board:

•	an annual cash retainer of $40,000 for eligible directors;

•	an annual cash retainer of $60,000 for service as lead independent director (in lieu of the regular annual retainer described above);

•
an annual cash retainer of $7,500 for service as a member of the Audit Committee, $5,000 for service as a member of the Compensation Committee, and $5,000 for service as a member of the Nominating Committee;

•
additional cash retainers of $15,000 for service as the chair of the Audit Committee, $10,000 for service as the chair of the Compensation Committee, and $10,000 for service as the chair of the Nominating Committee;

•
for a non-employee director joining the Board (i) after October 27, 2023 or (ii) in connection with the Closing, upon the later of (x) the date of their initial election or appointment to the Board and (y) October 27, 2023, a stock option to purchase shares of common stock with an aggregate value of $270,000. Such option will vest in equal quarterly installments following the date of grant such that the option is fully vested on the third anniversary of the date of grant, subject to the non-employee director’s continuous service through each applicable vesting date; and

•
on the business day following each annual meeting of stockholders, commencing with the 2024 annual meeting of stockholders, an option to purchase shares of common stock with an aggregate value of $135,000. Such option will vest in equal quarterly installments over the four quarters following the date of grant such that the option is fully vested on the first anniversary of the date of grant, subject to the non-employee director’s continuous service through each applicable vesting date.

Pursuant to the non-employee director compensation policy, the compensation described above is subject to the limits on non-employee director compensation set forth in the 2020 Plan.  Each of the awards described above will be granted under the 2020 Plan, the terms of which are described in more detail below under “Executive Compensation-Employee Benefit Plans-2020 Equity Incentive Plan”.

We will also continue to reimburse each non-employee director for ordinary, necessary, and reasonable out-of-pocket travel expenses to cover in-person attendance at and participation in Board and committee meetings.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of our common stock as of April 1, 2024 by: (i) each director and director nominee; (ii) each executive officer named in the Summary Compensation Table; (iii) our executive officers and directors as a group; and (iv) all those known by us to be beneficial owners of more than five percent of our common stock.  Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned.  Applicable percentages are based on 59,698,993 shares of common stock outstanding on April 1, 2024, adjusted as required by rules promulgated by the SEC. Unless otherwise indicated, the address for the following stockholders is c/o Immunome, Inc., 18702 N. Creek Parkway, Suite 100, Bothell, Washington 98011.

	Common Stock
Beneficial Owner	Shares	%
5% Stockholders
FMR LLC (1)	3,913,043	6.55
Entities affiliated with EcoR1 Capital, LLC (2)	3,879,415	6.50
Entities affiliated with Redmile Group LLC (3)	3,879,415	6.50
Entities affiliated with Enavate Sciences L.P. (4)	3,485,184	5.84
Named Executive Officers and Directors
Clay B. Siegall, Ph.D. (5)	1,709,600	2.86
Bob Lechleider, M.D.	-	-
Jack Higgins, Ph.D. (6)	99,282	*
Purnanand D. Sarma, Ph.D.	435,315	*
Isaac Barchas, J.D. (7)	2,590,370	4.34
James Boylan (8)	6,923	*
Philip Wagenheim (9)	415,272	*
Jean-Jacques Bienaimé (10)	14,397	*
Carol A. Schafer (11)	2,744	*
Sandra Swain, M.D.	-	-
All executive officers and directors as a group (14 persons)(12)	5,308,874	8.60

*	Less than one percent

(1)
All of the securities listed in the table above opposite FMR LLC are beneficially owned, or may be deemed to be beneficially owned, by FMR LLC, certain of its subsidiaries and affiliates, and other companies.  Abigail P. Johnson is a Director, the Chairman and the Chief Executive Officer of FMR LLC.  Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC.  The address of FMR LLC is 245 Summer Street, Boston, MA 02210.

(2)
Consists of (a) 222,065 shares of common stock held by EcoR1 Capital Fund, L.P. (“Capital Fund”) and (b) 3,657,350 shares of common stock held by EcoR1 Capital Fund Qualified, L.P. (“Qualified Fund”). EcoR1 Capital, LLC (“EcoR1”) is the general partner of Capital Fund and Qualified Fund. Oleg Nodelman is the control person of EcoR1 and may be deemed to share dispositive voting power over the shares held by Capital Fund and Qualified Fund.  Mr. Nodelman and EcoR1 both disclaim beneficial ownership of all shares except to the extent of their pecuniary interest.  The address of the above person and entities is 357 Tehama Street #3, San Francisco, California 94103. This information is based on a Schedule 13G filed with the SEC on October 12, 2023, reporting holdings as of October 12, 2023.

(3)
Consists of 3,879,415 shares of common stock held by Redmile Biopharma Investments III, L.P. (“RBI III”). Redmile Group, LLC is the investment manager of RBI III and, in such capacity, exercises sole voting and investment power over all of the shares held by RBI III and may be deemed to be the beneficial owner of these shares. Jeremy C. Green serves as the managing member of Redmile Group, LLC and also may be deemed to be the beneficial owner of these shares. Redmile Group, LLC and Mr. Green each disclaim beneficial ownership of these shares, except to the extent of its or his pecuniary interest in such shares, if any. The address of RBI III is c/o Redmile Group, LLC, One Letterman Drive, Suite D3-300, San Francisco, CA, 94129. This information is based on a Schedule 13G filed with the SEC on October 12, 2023, reporting holdings as of October 12, 2023.

(4)
Consists of (a) 3,478,261 shares of common stock held by Immunome Aggregator, LP and (b) 6,923 shares of common stock issuable to Mr. Boylan for the benefit of Enavate Sciences L.P. upon the exercise of stock options exercisable within 60 days of April 1, 2024. Immunome Aggregator, LP is a wholly owned subsidiary of Enavate Sciences, LP. Enavate Sciences GP, LLC is the sole general partner of each of Enavate Sciences, LP and Immunome Aggregator, LP. Enavate Sciences Holdings, LLC is the sole and managing member of Enavate Sciences GP, LLC. Patient Square Equity Advisors, LP is the sole and managing member of Enavate Sciences Holdings, LLC, and has delegated all investment decisions with respect to the common stock directly held by Immunome Aggregator, LP, including voting and dispositive power, to the board of managers of Enavate Sciences Holdings, LLC (“Holdings Board”). All voting and investment decisions with respect to the shares of common stock directly held by Immunome Aggregator, LP are made by a majority of the votes of the Holdings Board. As of the date of this prospectus, the members of the Holdings Board consist of Jim Momtazee, Neel Varshney, Laura Furmanski and James Boylan. This disclosure shall not be construed as an admission that any of Mr. Momtazee, Mr. Varshney, Ms. Furmanski, Mr. Boylan, Patient Square Equity Advisors, LP or any of the Enavate-related entities listed above (including Immunome Aggregator, LP) is the beneficial owner of any of our securities. Mr. Boylan was elected to our board of directors pursuant to an agreement between Immunome and Enavate entered into in connection with Enavate’s committed investment in the PIPE financing. The address of each of the foregoing entities is c/o Enavate Sciences, LP, 106 West 56th Street, 8th Floor, New York, NY 10019. This information is based on a Schedule 13D filed with the SEC on October 12, 2023, reporting holdings as of October 12, 2023.

(5)	Consists of (a) 319,636 shares of common stock and (b) 1,389,964 shares of common stock issuable upon the exercise of stock options exercisable within 60 days of April 1, 2024.

(6)	Consists of 99,282 shares of common stock issuable upon the exercise of stock options exercisable within 60 days of April 1, 2024.

(7)
Consists of (a) 121,680 shares of common stock, (b) 1,471,613 shares of common stock held by Arsenal Bridge Venture II, LLC (“ABV II”), (c) 942,768 shares of common stock held by Arsenal Bridge Venture II-B LLC (“ABV II-B”), and (d) 83,808 shares of common stock issuable to Mr. Barchas upon the exercise of stock options exercisable within 60 days of April 1, 2024. Mr. Barchas is the co-founder of ABV II and ABV II-B and has voting and investment power with respect to shares held by ABV II and ABV II-B.

(8)	Consists of 6,923 shares of common stock issuable upon the exercise of stock options exercisable within 60 days of April 1, 2024.

(9)	Consists of (a) 392,647 shares of common stock and (b) 22,625 shares of common stock issuable upon the exercise of stock options exercisable within 60 days of April 1, 2024.

(10)	Consists of (a) 7,615 shares of common stock and (b) 6,782 shares of common stock issuable upon the exercise of stock options exercisable within 60 days of April 1, 2024.

(11)	Consists of 2,744 shares of common stock issuable upon the exercise of stock options exercisable within 60 days of April 1, 2024.

(12)
Consists of (a) the shares included in Notes (5)-(12) above, (b) 179,434 shares of common stock issuable upon the exercise of stock options held by Ms. Stoneman within 60 days of April 1, 2024, (c) 42,300 shares of common stock held by Dr. Turner, (d) 102,007 shares of common stock issuable upon exercise of stock options held by Dr. Turner within 60 days of April 1, 2024, (e) 19,856 shares of common stock held by Mr. Rosett, (f) 112,214 shares of common stock issuable upon exercise of stock options held by Mr. Rosett within 60 days of April 1, 2024, and (g) 14,475 shares of common stock issuable upon exercise of stock options held by Mr. Lapetina within 60 days of April 1, 2024.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Policies and Procedures for Related Person Transactions

The Board has adopted a written related party transactions policy that sets forth our procedures for the identification, review, consideration and approval or ratification of related party transactions. For purposes of our policy only, a related party transaction is a transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we and any related party are, were or will be participants and in which the amount involved exceeds the lesser of $120,000 and one percent of the average of our total assets at year-end for the last two completed fiscal years.

Transactions involving compensation for services provided to us as an employee or director are not covered by this policy. A related party is any executive officer, director or beneficial owner of more than 5% of any class of our voting securities, including any of their immediate family members and any entity owned or controlled by such persons.

Under the policy, if a transaction has been identified as a related party transaction, including any transaction that was not a related party transaction when originally consummated or any transaction that was not initially identified as a related party transaction prior to consummation, our management must present information regarding the related party transaction to the Audit Committee, or, if Audit Committee approval would be inappropriate, to another independent body of the Board, for review, consideration and approval or ratification. The presentation must include a description of, among other things, the material facts, the interests, direct and indirect, of the related parties, the benefits to us of the transaction and whether the transaction is on terms that are comparable to the terms available to or from, as the case may be, an unrelated third party or to or from employees generally. Under the policy, we will collect information that we deem reasonably necessary from each director, executive officer and, to the extent feasible, significant stockholder to enable us to identify any existing or potential related-person transactions and to effectuate the terms of the policy.

In addition, under our code of business conduct and ethics, our employees and directors have an affirmative responsibility to disclose any transaction or relationship that reasonably could be expected to give rise to a conflict of interest.

The policy requires that, in determining whether to approve, ratify or reject a related party transaction, the Audit Committee, or other independent body of the Board, must consider, in light of known circumstances, whether the transaction is in, or is not inconsistent with, our best interests and those of our stockholders, as the Audit Committee, or other independent body of the Board, determines in the good faith exercise of its discretion.

Certain Related-Person Transactions

Since January 1, 2022, we have engaged in the following transactions with our directors, executive officers, holders of more than 5% of our voting securities, and affiliates or immediate family members of our directors, executive officers, and holders of more than 5% of our voting securities. We believe that all these transactions were on terms as favorable as could have been obtained from unrelated third parties.

2023 PIPE Financing

On June 29, 2023, the Company entered into Subscription Agreements with the PIPE Investors pursuant to which, among other things, the PIPE Investors purchased, and the Company issued and sold to the PIPE Investors, an aggregate of 21,690,871 shares of the Company’s common stock for an aggregate purchase price of approximately $125 million, on the terms and subject to the conditions set forth therein the PIPE Financing. The shares of the Company’s common stock were sold to the PIPE Investors at a price per share equal to $5.75 and, in the case of affiliate investors and consultants, $5.91 per share, the consolidated closing bid price per share immediately preceding the entry into the Subscription Agreements. The transactions contemplated by the Subscription Agreements closed on October 2, 2023 in connection with the Closing. The below details the related person transactions involved in the PIPE Financing:

Related Party	Relationship	Shares Purchased	Amount Paid
Clay B. Siegall, Ph.D.	President, CEO and Chairman of the Company	169,204	$999,995.64
Bruce Turner, M.D., Ph.D.	Chief Strategy Officer of the Company	42,300	$249,993.00
Michael Rapp	Former Chairman of the Company	253,806	$1,499,993.46

In connection with execution of a Subscription Agreement, we agreed to provide Enavate the right to designate a nominee for election to the Board, who is initially James Boylan, until the earlier to occur of (i) a change of control, (ii) Enavate (or its affiliates) holds less than 6.0% of our outstanding capital stock and (iii) June 29, 2030. We additionally agreed to provide each of Redmile Biopharma Investments III, L.P. (“Redmile”) and fund partnerships affiliated with EcoR1 Capital Fund, L.P. and EcoR1 Capital Fund Qualified, L.P. (collectively “EcoR1”), the right to appoint an observer to be present and participate in a non-voting, observer capacity at all meetings of the Board, subject, in each case, to certain exceptions until the earlier to occur of (x) a change of control, (y) Redmile or EcoR1, respectively, holds less than 7.5% of our outstanding capital stock and (z) June 29, 2028. Redmile, EcoR1 and Immunome Aggregator, L.P., an affiliate of Enavate, each acquired $20,000,000 of our common stock in the PIPE Financing, and hold more than 5% of our outstanding common stock.

Employment Arrangements

We have entered into employment agreements or offer letter agreements with certain of our executive officers. For more information regarding these agreements with our named executive officers, see “Executive and Director Compensation — Employment Agreements.”

Indemnification Agreements

We have entered indemnification agreements with each of our directors and executive officers. The indemnification agreements and our Bylaws require us to indemnify our directors and executive officers to the fullest extent permitted by Delaware law.

Executive Officer and Director Compensation

We have granted stock options to certain of our executive officers and directors. See the sections titled “Non-Employee Director Compensation” and “Executive Compensation” for a description of these stock options.

OTHER INFORMATION FOR STOCKHOLDERS

Stockholder Proposals for the 2025 Annual Meeting of Stockholders

Stockholders intending to present a proposal to be considered for inclusion in the proxy statement for our 2025 Annual Meeting of Stockholders, stockholder proposals must be received by us no later than December 27, 2024. If we change the date of the 2025 Annual Meeting of Stockholders by more than 30 days from the anniversary of this year’s Annual Meeting, stockholder proposals must be received no later than the close of business on the tenth day following the day on which notice of the meeting was mailed or public disclosure of the date of the meeting was made, whichever occurs first in order to be considered for inclusion in our proxy statement. Proposals must be sent via registered, certified, or express mail (or other means that allows the stockholder to determine when the proposal was received by the Secretary) to our Secretary at Immunome, Inc., 18702 N. Creek Parkway, Bothell, WA 98011. Proposals must contain the information required under our Bylaws, a copy of which is available upon request to our Corporate Secretary, and also must comply with the SEC’s regulations regarding the inclusion of stockholder proposals in Company-sponsored proxy materials.

Stockholders intending to present a proposal or nominate a director for election at our 2025 Annual Meeting of Stockholders without having the proposal or nomination included in our Proxy Statement must comply with the requirements set forth in our Bylaws. Our Bylaws require, among other things, that the Secretary of the Company receive the proposal or nomination no earlier than the close of business on the 120th day, and no later than the close of business on the 90th day, prior to the first anniversary of the preceding year’s Annual Meeting. Accordingly, for our 2025 Annual Meeting of Stockholders, our Secretary must receive the proposal or nomination no earlier than February 12, 2025, and no later than the close of business March 14, 2025. However, if we change the date of the 2025 Annual Meeting of Stockholders by more than 30 days before or 30 days after the anniversary of this year’s Annual Meeting, stockholder proposals must be received no later than the close of business on the later of the 90th day prior to the scheduled date of the meeting and the tenth day following the day on which public notice of the meeting was first made. Proposals must contain the information required under our Bylaws, a copy of which is available upon request to our Secretary. If the stockholder does not meet the applicable deadlines or comply with the requirements of SEC Rule 14a-4, we may exercise discretionary voting authority under proxies we solicit to vote, in accordance with our best judgment, on any such proposal.

Householding of Proxy Materials

SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and notices with respect to two or more stockholders sharing the same address by delivering a single proxy statement or a single notice addressed to those stockholders. This process, which is commonly referred to as “householding”, provides cost savings for companies. Some brokers household proxy materials, delivering a single proxy statement or notice to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, or if you are receiving duplicate copies of these materials and wish to have householding apply, please notify your broker.

Additional Filings

We make available, free of charge on our website, all of our filings that are made electronically with the SEC, including Forms 10-K, 10-Q and 8-K. To access these filings, go to our website https://immunome.com and click on “Financials” under the “Investors” heading. Copies of our Annual Report on Form 10-K for the year ended December 31, 2023, including financial statements and scheduled thereto, filed with the SEC, are also available without charge to stockholders by contacting Immunome, Inc. by mail at 665 Stockton Dr. #300, Exton, Pennsylvania 19341, Attention Chief Financial Officer.

OTHER MATTERS

The Board does not know of any other matters to be brought before the meeting.  If other matters are presented, the proxy holders have discretionary authority to vote all proxies in accordance with their best judgement. Discretionary authority for them to do so is provided for in the proxy card and other forms of proxy.

By Order of the Board of Directors

/s/ Clay B. Siegall, Ph.D.
Clay B. Siegall, Ph.D.
President, Chief Executive Officer and Director
April 26, 2024

SCAN TO
VIEW MATERIALS & VOTE

IMMUNOME, INC.

The Board of Directors recommends you vote FOR all the nominees for director listed below and FOR Proposal 2.

1. Election of the two nominees for Class I director named herein to hold office until the 2027 annual meeting of stockholders and until his or her respective successor has been duly elected and qualified, or until his or her respective earlier death, resignation or removal.

Nominees:	For	Withhold
1a. Clay B. Siegall, Ph.D.	☐	☐
1b. Carol Schafer	☐	☐

	For	Against	Abstain
2. To ratify, in a non-binding vote, the appointment by the Audit Committee of the Board of Directors of Ernst & Young LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2024.	☐	☐	☐

NOTE: To conduct any other business properly brought before the Annual Meeting or any continuation, postponement or adjournment thereof.

THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST AS DIRECTED.

IF THIS PROXY IS EXECUTED BUT NO DIRECTION IS INDICATED, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST FOR EACH DIRECTOR NOMINEE AND FOR PROPOSAL 2.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] (and Title if applicable) Date

Signature (Joint Owners) Date

SCAN TO VIEW MATERIALS & VOTE IMMUNOME, INC. 18702 N. CREEK PARKWAY SUITE 100 BOTHELL, WA 98011 VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 8:59 p.m. Pacific Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/IMNM2024 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 8:59 p.m. Pacific Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V48289-P12049 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. V48290-P12049 PROXY CARD IMMUNOME, INC. PROXY FOR 2024 ANNUAL MEETING OF STOCKHOLDERS June 12, 2024 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned stockholder of Immunome, Inc. hereby appoints Clay B. Siegall, Ph.D. and Sandra G. Stoneman, and each of them, with full power of substitution, as proxies to vote the shares of stock which the undersigned could vote if personally present at the Annual Meeting of Stockholders of Immunome, Inc. to be held virtually via the internet at www.virtualshareholdermeeting.com/IMNM2024 on June 12, 2024, at 8:30 a.m. Pacific Time, and at any continuation, adjournment or postponement thereof, as hereinafter specified and, in their discretion, upon such other matters as may properly come before the meeting. The undersigned hereby revokes all proxies previously given. If the undersigned holds any of the shares of common stock in a fiduciary, custodial or joint capacity or capacities, this proxy is signed by the undersigned in every such capacity as well as individually. When properly executed and returned, this proxy will be voted in the manner directed herein. If no direction is made, this proxy will be voted "FOR" each of the nominees listed in Proposal 1 and "FOR" Proposal 2, as more specifically described in the proxy statement, and in the discretion of the proxy holders upon any other business as may properly come before the Annual Meeting of Stockholders or any continuation, adjournment or postponement thereof. (Continued and to be signed on the reverse side)